Exhibit 10.1
AMENDMENT NO. 4
THIS AMENDMENT NO. 4 (this “Amendment”), dated as of December 7, 2021, is among Lippert Components, Inc., a Delaware corporation (“Lippert”), LCI INDUSTRIES B.V., a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch Trade Register (Kamer van Koophandel) under number 70655421 (“LCI BV”), LCI Industries Pte. Ltd., a company incorporated under the laws of Singapore with company registration number 201932119H (the “Singapore Borrower”; together with LCI BV, the “Foreign Borrowers”; and the Foreign Borrowers together with Lippert, the “Borrowers”), LCI Industries, a Delaware corporation (the “Company”), each other Subsidiary of the Company listed on the signature pages hereto (together with the Borrowers and the Company, the “Loan Parties”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
(1)    The Borrowers, the Company, the lenders party thereto and the Administrative Agent are parties to the Fourth Amended and Restated Credit Agreement dated as of December 14, 2018 (as previously amended, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    Immediately prior to the Fourth Amendment Effective Date, Term Loans (as defined in the Existing Credit Agreement) in aggregate principal amount of $273,750,000 were outstanding under the Existing Credit Agreement (the “Existing Term Loans”).
(3)    The Company and the other Borrowers desire to amend the Existing Credit Agreement to, among other things, extend the maturity date of the revolving Facility and provide for new term loans to Lippert in an aggregate principal amount of $400,000,000 (the “New Term Loans”), a portion of which shall be used to prepay in full the Existing Term Loans.
Section 1. Term Loan Commitments.
(a)Each Term Lender agrees, severally and not jointly, to provide a Term Loan Commitment and to make a Term Loan to Lippert on the Amendment Effective Date in a principal amount equal to the amount set forth opposite its name in Schedule 2.01 to the Credit Agreement (as amended hereby), subject to the terms and conditions set forth herein and in the Credit Agreement.
(b)Each Revolving Lender agrees, severally and not jointly, to provide a Revolving Commitment in a principal amount equal to the amount set forth opposite its name in Schedule 2.01 to the Credit Agreement (as amended hereby) and to make Revolving Loans to the Borrowers from time to time during the Availability Period, subject to the terms and conditions set forth herein and in the Credit Agreement.
Section 2. Amendment.    Effective as of the Amendment Effective Date, (a) the Existing Credit Agreement (excluding the Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto and (b) each of the Schedules to the Existing Credit Agreement (other than

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Schedule 2.05) are hereby amended and restated in their entireties as set forth on the corresponding Schedule hereto.
Section 3. Conditions to Effectiveness. This Amendment shall be effective on and as of the date (the “Amendment Effective Date”) on which the following conditions shall have been satisfied:
(a)The Administrative Agent shall have received from each Loan Party and each Lender (including the Administrative Agent) either (i) an original counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or .pdf transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment (followed promptly by original counterparts to be delivered to the Administrative Agent).
(b)The Lenders shall have received satisfactory opinions of counsel to the Borrowers and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of this Amendment and the Credit Agreement) and of appropriate local counsel and such corporate resolutions, certificates and other documents as the Administrative Agent shall reasonably require.
(c)The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement.
(d)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing, to the extent such concept is applicable in the relevant jurisdiction, of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Amendment or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(e)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under the Credit Agreement.
Section 4. Post-closing Obligation. Within forty-five (45) days of Amendment Effective Date (or such later date as the Administrative Agent may agree to in its sole discretion), the Administrative Agent shall receive (a) satisfactory evidence that LCI Holding B.V. has merged into LCI Industries B.V. or (b) satisfactory opinion of counsel to LCI Holding B.V. and documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing, to the extent such concept is applicable in the relevant jurisdiction, of LCI Holding B.V., the authorization of the Transactions and any other legal matters relating to LCI Holding B.V., this Amendment or the Transactions.
Section 5. Confirmation. Each Loan Party agrees that each Loan Document to which it is a party, and each security interest granted by it thereunder, is hereby reaffirmed, ratified, approved and confirmed in each and every respect on and after the Amendment Effective Date, except that each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”
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or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified by this Amendment. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.
Section 6. Representations and Warranties. After giving effect to this Amendment, the following statements by the Loan Parties shall be true and correct (and the Loan Parties, by their execution of this Amendment, hereby represent and warrant to the Administrative Agent and the Lenders that such statements shall be true and correct as at such times):
(a)The representations and warranties of the Loan Parties set forth in the Credit Agreement and each other Loan Document shall be true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that any such representations and warranties that are qualified by materiality or as to Material Adverse Effect shall be true and correct in all respects on and as of such date.
(b)No Default has occurred or is continuing.
(c)The Transactions are within the Borrowers’ and the other Loan Parties’ corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Amendment, the Credit Agreement and each other Loan Document has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)The execution, delivery and performance by the Loan Parties of this Amendment and the Credit Agreement (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, and (iv) will not result in the creation or imposition of, or the requirement to create, any Lien (except in favor of the Collateral Agent) on any asset of any Loan Party or any of its Subsidiaries.
Section 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 8. Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission
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(including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 9. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against any Borrower, any Loan Party or its properties in the courts of any jurisdiction.
Section 10. Miscellaneous. The provisions of Section 9.07, Section 9.09(b), (d) and (e) and Section 9.10 of the Credit Agreement are incorporated herein mutatis mutandis, and the parties hereto hereby agree that such provisions shall apply to this Amendment with the same force and effect as if set forth herein in their entirety.
Section 11. Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall for all purposes constitute a Loan Document.
[remainder of page intentionally left blank]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LCI INDUSTRIES

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP and CFO

LIPPERT COMPONENTS, INC.,

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP and CFO

LCI SERVICE CORP.,

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP and CFO

LIPPERT COMPONENTS MANUFACTURING, INC.,

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP and CFO

INNOVATIVE DESIGN SOLUTIONS, INC.,

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP and CFO

TAYLOR MADE GROUP, LLC

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP and CFO

Amendment No. 4
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CURT MANUFACTURING, LLC

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: CFO

CURT ACQUISITION HOLDINGS, INC.

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP and CFO

LCI INDUSTRIES B.V.

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Director B

LCI HOLDING B.V.

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Director B

LCI INDUSTRIES PTE. LTD.

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Director

VEADA INDUSTRIES, INC.

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP and CFO

KASPAR RANCH HAND EQUIPMENT, LLC

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP and CFO
Amendment No. 4
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JPMORGAN CHASE BANK, N.A., individually as a Lender, as an Issuing Bank and as Administrative Agent

By:	/s/ Thomas W. Harrison
Name: Thomas W. Harrison Title: Executive Director

Amendment No. 4
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WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and as a Lender

By:	/s/ John E. Burda
Name: John E. Burda Title: Senior Vice President

Amendment No. 4
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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Matthew R. Doye
Name: Matthew R. Doye Title: Senior Vice President

Amendment No. 4
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TRUIST BANK, AS SUCCESSOR BY MERGER TO SUNTRUST BANK, as a Lender

By:	/s/ James W. Ford
Name: James W. Ford Title: Managing Director

Amendment No. 4
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BMO HARRIS BANK N.A., as a Lender

By:	/s/ Matthew Gerber
Name: Matthew Gerber Title: Managing Director

Amendment No. 4
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BANK OF THE WEST, as a Lender

By:	/s/ David Wang
Name: David Wang Title: Director

Amendment No. 4
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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jerrod Clements
Name: Jerrod Clements Title: Vice President

Amendment No. 4
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TRUIST BANK, FORMERLY KNOWN AS BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ James W. Ford
Name: James W. Ford Title: Managing Director

Amendment No. 4
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FIFTH THIRD BANK, as a Lender

By:	/s/ Craig Ellis
Name: Craig Ellis Title: SVP

Amendment No. 4
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HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kyle Patterson
Name: Kyle Patterson Title: Senior Vice President

Amendment No. 4
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Schedule 2.01

Term Lenders	Revolving Commitments	Term Loan Commitments
JPMorgan Chase Bank, N.A.	$108,000,000	$72,000,000
Wells Fargo Bank, N.A.	$108,000,000	$72,000,000
Bank of America, N.A.	$87,000,000	$58,000,000
Truist Bank	$87,000,000	$58,000,000
BMO Harris Bank N.A.	$87,000,000	$58,000,000
Bank of the West	$36,000,000	$24,000,000
U.S. Bank National Association	$36,000,000	$24,000,000
Fifth Third Bank	$36,000,000	$24,000,000
HSBC Bank USA, National Association	$15,000,000	$10,000,000
TOTAL	$600,000,000	$400,000,000

744732866 15470881

Exhibit A

Amended Credit Agreement

744732866 15470881

*Exhibit A*

J.P.Morgan

# FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

December 14, 2018

among

LCI INDUSTRIES,

LIPPERT COMPONENTS, INC.,

The Foreign Borrowers from time to time party hereto,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and

WELLS FARGO BANK, N.A.,
as Syndication Agent

and

BANK OF AMERICA, N.A., SUNTRUST BANK, now TRUIST BANK
and BANK OF MONTREAL,
as Documentation ~~Agent~~Agents

JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC
as Joint Bookrunners and Lead Arrangers

744627140

## TABLE OF CONTENTS

| | | Page |
|---|---|---|
| ARTICLE I. | DEFINITIONS | 1 |
| SECTION 1.01 | Defined Terms | 1 |
| SECTION 1.02 | Classification of Loans and Borrowings | ~~36~~46 |
| SECTION 1.03 | Terms Generally | ~~36~~46 |
| SECTION 1.04 | Accounting Terms; GAAP | ~~36~~46 |
| SECTION 1.05 | Interest Rates; LIBOR Notification | ~~37~~47 |
| SECTION 1.06 | Exchange Rates | ~~37~~48 |
| SECTION 1.07 | Certain Additional Borrowers; Removal of Foreign Borrowers | ~~38~~49 |
| ARTICLE II. | THE CREDITS | ~~40~~51 |
| SECTION 2.01 | Commitments | ~~40~~51 |
| SECTION 2.02 | Loans and Borrowings | ~~40~~51 |
| SECTION 2.03 | Requests for Borrowings | ~~41~~52 |
| SECTION 2.04 | Increase in Commitments | ~~42~~53 |
| SECTION 2.05 | [Reserved.] | ~~44~~54 |
| SECTION 2.06 | Letters of Credit | ~~44~~54 |
| SECTION 2.07 | Funding of Borrowings | ~~49~~60 |
| SECTION 2.08 | Interest Elections | ~~50~~61 |
| SECTION 2.09 | Termination and Reduction of Commitments | ~~51~~62 |
| SECTION 2.10 | Repayment of Loans; Evidence of Debt | ~~52~~63 |
| SECTION 2.11 | Prepayment of Loans | ~~53~~64 |
| SECTION 2.12 | Fees | ~~54~~66 |
| SECTION 2.13 | Interest | ~~55~~67 |
| SECTION 2.14 | Alternate Rate of Interest | ~~56~~68 |
| SECTION 2.15 | Increased Costs | ~~58~~72 |
| SECTION 2.16 | Break Funding Payments | ~~59~~74 |
| SECTION 2.17 | Withholding of Taxes; Gross-Up | ~~60~~74 |
| SECTION 2.18 | Payments Generally; Pro Rata Treatment; Sharing of Setoffs | ~~65~~80 |
| SECTION 2.19 | Mitigation Obligations; Replacement of Lenders | ~~66~~81 |
| SECTION 2.20 | Defaulting Lenders | ~~67~~82 |
| SECTION 2.21 | Extension of Maturity Date | ~~70~~85 |
| SECTION 2.22 | Refinancing Amendments | ~~71~~86 |
| ARTICLE III. | REPRESENTATIONS AND WARRANTIES | ~~73~~88 |
| SECTION 3.01 | Organization; Powers | ~~73~~88 |
| SECTION 3.02 | Authorization; Enforceability | ~~73~~88 |
| SECTION 3.03 | Governmental Approvals; No Conflicts; No Default | ~~73~~88 |
| SECTION 3.04 | Financial Condition; No Material Adverse Change | ~~74~~88 |
| SECTION 3.05 | Properties | ~~74~~89 |
| SECTION 3.06 | Litigation and Environmental Matters | ~~74~~89 |
| SECTION 3.07 | Compliance with Laws and Agreements; No Default | ~~74~~89 |
| SECTION 3.08 | Investment Company Status | ~~75~~90 |

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-i-

**TABLE OF CONTENTS**
(continued)

| | | Page |
|---|---|---|
| SECTION 3.09 | Taxes | ~~75~~90 |
| SECTION 3.10 | ERISA | ~~75~~90 |
| SECTION 3.11 | Disclosure | ~~75~~90 |
| SECTION 3.12 | Anti-Corruption Laws and Sanctions | ~~75~~90 |
| SECTION 3.13 | EEA Financial Institutions | ~~76~~91 |
| SECTION 3.14 | Plan Assets; Prohibited Transactions | ~~76~~91 |
| SECTION 3.15 | Margin Regulations | ~~76~~91 |
| SECTION 3.16 | Solvency | ~~76~~91 |
| SECTION 3.17 | Security Documents | ~~76~~91 |
| SECTION 3.18 | Subsidiaries | ~~76~~91 |
| SECTION 3.19 | Labor Matters | ~~77~~91 |
| SECTION 3.20 | SEC Matters | ~~77~~92 |
| SECTION 3.21 | Restrictive Agreements | ~~77~~92 |
| SECTION 3.22 | Centre of Main Interests | ~~77~~92 |
| SECTION 3.23 | Tax Residency | ~~77~~92 |
| SECTION 3.24 | Singapore Personal Data | ~~78~~92 |
| SECTION 3.25 | Singapore Borrowers | ~~78~~93 |
| ARTICLE IV. | CONDITIONS | ~~78~~93 |
| SECTION 4.01 | Effective Date | ~~78~~93 |
| SECTION 4.02 | Each Credit Event | ~~79~~94 |
| ARTICLE V. | AFFIRMATIVE COVENANTS | ~~80~~95 |
| SECTION 5.01 | Financial Statements; Ratings Change and Other Information | ~~80~~95 |
| SECTION 5.02 | Notices of Material Events | ~~82~~97 |
| SECTION 5.03 | Existence; Conduct of Business | ~~83~~97 |
| SECTION 5.04 | Payment of Obligations | ~~83~~97 |
| SECTION 5.05 | Maintenance of Properties; Insurance | ~~83~~98 |
| SECTION 5.06 | Books and Records; Inspection Rights | ~~83~~98 |
| SECTION 5.07 | Compliance with Laws | ~~83~~98 |
| SECTION 5.08 | Use of Proceeds and Letters of Credit | ~~83~~98 |
| SECTION 5.09 | Accuracy of Information | ~~84~~99 |
| SECTION 5.10 | Additional Guarantors; Additional Collateral; Additional Parties to Subordination Agreement | ~~84~~99 |
| SECTION 5.11 | Further Assurances | ~~85~~100 |
| ARTICLE VI. | NEGATIVE COVENANTS | ~~86~~100 |
| SECTION 6.01 | Indebtedness | ~~86~~100 |
| SECTION 6.02 | Liens | ~~88~~103 |
| SECTION 6.03 | Fundamental Changes | ~~90~~105 |
| SECTION 6.04 | Dispositions | ~~91~~106 |
| SECTION 6.05 | Investments, Loans, Advances, Guarantees and Acquisitions | ~~92~~107 |

744627140 -ii-

**TABLE OF CONTENTS**
(continued)

| | | Page |
|---|---|---|
| SECTION 6.06 | Swap Agreements | ~~94~~110 |
| SECTION 6.07 | Restricted Payments | ~~94~~110 |
| SECTION 6.08 | Transactions with Affiliates | ~~95~~110 |
| SECTION 6.09 | Restrictive Agreements | ~~95~~111 |
| SECTION 6.10 | Certain Financial Covenants | ~~96~~112 |
| SECTION 6.11 | Amendment of Certain Documents | ~~97~~112 |
| SECTION 6.12 | Use of Proceeds | ~~98~~113 |
| SECTION 6.13 | Centre of Main Interest | ~~98~~113 |
| ARTICLE VII. | EVENTS OF DEFAULT | ~~98~~113 |
| SECTION 7.01 | Events of Default | ~~98~~113 |
| SECTION 7.02 | Remedies Upon an Event of Default | ~~100~~115 |
| SECTION 7.03 | Application of Payments | ~~101~~117 |
| ARTICLE VIII. | THE ADMINISTRATIVE AGENT | ~~103~~118 |
| SECTION 8.01 | Authorization and Action | ~~103~~118 |
| SECTION 8.02 | Administrative Agent's Reliance, Indemnification, Etc | ~~106~~121 |
| SECTION 8.03 | Posting of Communications | ~~107~~122 |
| SECTION 8.04 | The Administrative Agent Individually | ~~108~~124 |
| SECTION 8.05 | Successor Administrative Agent | ~~109~~124 |
| SECTION 8.06 | Acknowledgements of Lenders and Issuing Banks | ~~110~~125 |
| SECTION 8.07 | Collateral and Guarantee Matters | ~~110~~127 |
| SECTION 8.08 | Credit Bidding | ~~111~~128 |
| SECTION 8.09 | Certain ERISA Matters | ~~112~~129 |
| ARTICLE IX. | MISCELLANEOUS | ~~114~~130 |
| SECTION 9.01 | Notices | ~~114~~130 |
| SECTION 9.02 | Waivers; Amendments | ~~115~~132 |
| SECTION 9.03 | Expenses; Indemnity; Damage Waiver | ~~116~~133 |
| SECTION 9.04 | Successors and Assigns | ~~118~~135 |
| SECTION 9.05 | Survival | ~~124~~140 |
| SECTION 9.06 | Counterparts; Integration; Effectiveness; Electronic Execution | ~~124~~141 |
| SECTION 9.07 | Severability | ~~125~~142 |
| SECTION 9.08 | Right of Setoff | ~~125~~142 |
| SECTION 9.09 | Governing Law; Jurisdiction; Consent to Service of Process | ~~125~~143 |
| SECTION 9.10 | WAIVER OF JURY TRIAL | ~~126~~144 |
| SECTION 9.11 | Headings | ~~126~~144 |
| SECTION 9.12 | Confidentiality | ~~127~~144 |
| SECTION 9.13 | Material Non-Public Information | ~~127~~145 |
| SECTION 9.14 | Interest Rate Limitation | ~~128~~145 |
| SECTION 9.15 | No Fiduciary Duty, etc | ~~128~~146 |
| SECTION 9.16 | USA PATRIOT Act | ~~129~~146 |

744627140 -iii-

TABLE OF CONTENTS (continued) Page 744627140 -iv- SECTION 9.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions ............................................................ 129147 SECTION 9.18 Judgment Currency .............................................................. 130147 SECTION 9.19 Intercreditor Agreements ..................................................... 130148 SECTION 9.20 Acknowledgement Regarding Any Supported QFCs ................ 148 744627140 -v- SCHEDULES: Schedule 2.01A – Revolving Commitments Schedule 2.01B – Letter of Credit Commitments Schedule 2.01C – Initial Guarantors Schedule 2.05 – Existing Letters of Credit Schedule 3.18 – Subsidiaries Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens Schedule 6.05 – Existing Investments Schedule 6.09 – Existing Restrictions EXHIBITS: Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Borrowing Request Exhibit C – Form of Interest Election Request Exhibit D – [RESERVED] Exhibit E-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit E-2 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit E-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit E-4 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit F – Form of Omnibus Reaffirmation

TABLE OF CONTENTS Page 744627140 FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 14, 2018 (as it may be amended or modified from time to time, this “Agreement”), among LCI INDUSTRIES, a Delaware corporation, LIPPERT COMPONENTS, INC., a Delaware corporation, LCI INDUSTRIES B.V., a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch Trade Register (Kamer van Koophandel) under number 70655421, LCI Industries C.V., a Netherlands limited partnership (commanditaire vennootschap) having its official seat in Elkhart Indiana, the United States of America and registered with the Dutch Trade Register (Kamer van Koophandel) under number 70630518, each other FOREIGN BORROWER from time to time party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. The Company, Lippert, certain other borrowers, certain lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of April 27, 2016 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”). The parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows: ARTICLE I. Definitions SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “2021 Term Loans” shall mean the term loans made by the Term Lenders to Lippert pursuant to Section 2.01(b) and the Fourth Amendment.   “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars. “Additional Refinancing Lender” has the meaning assigned to it in Section 2.22(a). “Adjusted EURIBOR Rate” means, with respect to any EurocurrencyTerm Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing (other than a EurocurrencyTerm Benchmark Borrowing denominated in Euros)Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates) in its capacity as administrative agent for the Lenders hereunder. 744627140 -2- “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent Indemnitee” has the meaning assigned to it in Section 9.03(c). “Agreed Currencies” means Dollars and each Alternative Currency. “Agreement” has the meaning assigned to it in the preamble to this Agreement. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate) at approximately 11:00 a.m. (London time) on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until any amendment has become effectivethe Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. “Alternative Currency” means Pounds Sterling, Canadian Dollars, Euros, Australian Dollars and any additional currencies determined after the Fourth Amendment Effective Date by mutual agreement of the Borrowers, Lenders and Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into dollars and available in the London interbank deposit market. “Alternative Currency Exposure” means, with respect to any Lender at any time, the Dollar Equivalent of the sum of the outstanding principal amount of such Lender’s Alternative Currency Loans and Alternative Currency LC Exposure at such time.“Alternative Currency LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Alternative Currency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Alternative Currency Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Alternative Currency LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Alternative Currency LC Exposure at such timeDollars.

"***Alternative Currency Letter of Credit***" means a Letter of Credit denominated in an Alternative Currency.

"***Alternative Currency Loan***" means a Revolving Loan denominated in an Alternative Currency.

"***Anti-Corruption Laws***" means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

~~"***Applicable Party***" has the meaning assigned to it in Section 8.03(c).~~

"***Applicable Percentage***" means, with respect to any Lender, as the context may require, (a) the percentage of the total Commitments and Credit Exposure represented by such Lender's Commitment and Credit Exposure, (b) the percentage of the total Revolving Commitments and Loans represented by such Lender's Revolving Commitment and (c) the percentage of the total Term Loan Commitments and Term Loans represented by such Lender's Term Loan Commitments and Term Loans; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, "Applicable Percentage" shall be calculated disregarding any Defaulting Lender's Commitment and Credit Exposure. If the Commitments have terminated or expired and/or the Credit Exposure has been repaid in full, in the aggregate or in respect of any Class, the applicable Applicable Percentages shall be determined based upon the Commitments and Credit Exposure most recently in effect, giving effect to any assignments and to any Lender's status as a Defaulting Lender at the time of determination.

"***Applicable Rate***" means, for any day, (a) with respect to any ABR Loan ~~or Eurocurrency~~, Canadian Prime Rate Loan, Term Benchmark Loan, RFR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate *per annum* set forth below under the caption "ABR Spread", "~~Eurocurrency/CDOR/AUD~~Term Benchmark/Canadian Prime Rate Spread", "RFR Spread" or "Commitment Fee Rate", as the case may be, determined by reference to the Total ~~Adjusted~~Net Leverage Ratio as set forth in the most recent compliance certificate received by the Administrative Agent pursuant to Section 5.01(c):

| **Category** | **Total Net Leverage Ratio** | **ABR Spread** | **~~Eurocurrency/CDOR/ AUD~~Term Benchmark / Canadian Prime Rate Spread** | **RFR Spread** | **Commitment Fee Rate** |
|---|---|---|---|---|---|
| Category 1 | ≥ 2.25 to 1.0 | 0.625% | 1.625% | 1.6576% | 0.225% |
| Category 2 | < 2.25 to 1.0 and > 1.75 to 1.0 | 0.375% | 1.375% | 1.4076% | 0.200% |
| Category 3 | < 1.75 to 1.0 and > 1.25 to 1.0 | 0.125% | 1.125% | 1.1576% | 0.175% |
| Category 4 | < 1.25 to 1.0 | 0.000% | 0.875% | 0.9076% | ~~0.15~~0.150% |

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and (b) with respect to any CBR Loan, the Applicable Rate applicable to the Loan that was replaced by such CBR Loan.

From the ~~Incremental~~Fourth Amendment ~~No. 1~~ Effective Date until the date that a compliance certificate is required to be delivered pursuant to Section 5.01(c) for the fiscal quarter of the Company ending December 31, ~~2019~~,2021, Category 2 shall apply. Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a compliance certificate is delivered pursuant to Section 5.01(c); provided, however, that if a compliance certificate is not delivered when due in accordance with such Section, then Category 1 shall apply as of the first Business Day after the date on which such compliance certificate was required to have been delivered until the date such compliance certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.13(ed).

"***Approved Electronic Platform***" has the meaning assigned to it in Section 8.03(a).

"***Approved Fund***" has the meaning assigned to it in Section 9.04(b).

"***Arrangers***" means each of JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC in their capacities as joint bookrunners and joint lead arrangers hereunder.

"***Assignment and Assumption***" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

"***AUD Interpolated Rate***" means, at any time, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the AUD Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the AUD Screen Rate for the longest period (for which the AUD Screen Rate is available for Australian Dollars) that is shorter than the Impacted AUD Rate Interest Period; and (b) the AUD Screen Rate for the shortest period (for which the AUD Screen Rate is available for Australian Dollars) that exceeds

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744627140 -5- the Impacted AUD Rate Interest Period, in each case, at such time; provided that, if any AUD Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and for any Interest Period, the AUD Screen Rate on the Rate Determination Date; provided that, if the AUD Screen Rate shall not be available at such time for such Interest Period (an “Impacted AUD Rate Interest Period”) with respect to Australian Dollars then the AUD Rate shall be the AUD Interpolated Rate. “AUD Screen Rate” means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period. If the AUD Screen Rate shall be less than zero, the AUD Screen Rate shall be deemed to be zero for purposes of this Agreement. “Australian Dollars” means lawful money of Australia. “Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.06(c). “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(f). “Availability Period” means the period from and including the Fourth Amendment Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEAAffected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) 744627140 -6- and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Banking Services” means each and any of the following bank services provided or which may be provided to any Loan Party or any Subsidiary thereof by any Lender or any of its Affiliates (or Person that was a Lender or Affiliate of a Lender at the time it provided or began providing such services): (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services and cash pooling services). “Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.” means, initially, with respect to any Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark

744627140 -7- Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b) or (c). “Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below: (1) in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2) in the case of any Loan denominated in Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Lippert as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and Lippert shall be the term benchmark rate that is used in lieu of a LIBOR- based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and 744627140 -8- shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Lippert for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base

Rate," the definition of "Business Day," the definition of "RFR Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides ~~in its reasonable discretion~~ may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the~~such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

"***Benchmark Replacement Date***" means, with respect to any Benchmark, the ~~earlier~~earliest to occur of the following events with respect to ~~the LIBO Rate for dollars~~such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~the LIBO Screen Rate for dollars~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~such LIBO Screen Rate; or~~all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of "Benchmark Transition Event," the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information referenced therein.~~referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

(3) in the case of a Term SOFR Transition Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Lenders and the Borrowers pursuant to Section 2.14(c); or

(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

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For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"***Benchmark Transition Event***" means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the LIBO Rate for dollars~~such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of ~~the LIBO Screen Rate for dollars~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~such LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~such LIBO Screen Rate~~any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBO Screen Rate for dollars~~such Benchmark (or the published component used in the calculation thereof), the ~~U.S.~~ Federal Reserve ~~System~~Board, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such ~~LIBO Screen Rate~~Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such ~~LIBO Screen Rate~~Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such ~~LIBO Screen Rate~~Benchmark (or such component), in each case, which states that the administrator of such ~~LIBO Screen Rate~~Benchmark (or such component) has ceased or will cease to provide ~~such LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~such LIBO Screen Rate; and/~~any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBO Screen Rate for dollars announcing that such LIBO Screen Rate is no longer~~such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

~~"***Benchmark Transition Start Date***" means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or~~

744627140 -10-

744627140 -11- publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrowers, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate for dollars and solely to the extent that such LIBO Rate has not been replaced with a Benchmark Replacementwith respect to any Benchmark, the period (if any) (x) beginning at the time that sucha Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such LIBO Ratethen-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such LIBO Ratethen-current Benchmark for all purposes hereunder pursuant toand under any Loan Document in accordance with Section 2.14. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrowers” means, collectively, Lippert and each Foreign Borrower.. “Borrowing” means (a) Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of EurocurrencyTerm Benchmark Loans, as to which a single Interest Period is in effect, and (b) a Term LoanLoans of the same Type, made, converted or continued on the same date and, in the case of EurocurrencyTerm Benchmark Loans, as to which a single Interest Period is in effect. “Borrowing Request” means a request by any Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent. “Business Day” means, any day that is not(other than a Saturday, or a Sunday or other day) on which commercial banks are open for business in New York City are authorized or required by law to remain closed; provided that, (a) in relation to Loans denominated in Pounds Sterling and in relation to the calculation or computation of LIBOR, “Business Day” shall meanmeans any day 744627140 -12- (other than a Saturday or a Sunday) on which banks are open for business in London and , (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, “Business Day” shall meanmeans any day which is a TARGET Day. (c) if such day relates to the making of a Loan denominated in Canadian Dollars, “Business Day” means a day on which commercial banks are open for business in Toronto, Ontario, (d) if such day relates to the making of a Loan denominated in Australian Dollars, “Business Day” means a day on which commercial banks are open for business in Sydney, Australia, (e) if such day relates to an interest rate setting for any other Alternative Currency, “Business Day” means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency and (f) if such day relates to the making of a Loan denominated in any other Alternative Currency (but not an interest rate setting), “Business Day” means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency. “Calculation Date” means (a) the first Business Day preceding each date on which a Borrowing or a Letter of Credit denominated in Pounds Sterling occurs or is issued or increased, respectively, (b) the second Business Day preceding each date on which a Borrowing or a Letter of Credit denominated in any Alternative Currency (other than Pounds Sterling) occurs or is issued or increased, respectively, and (c) the last Business Day of each calendar quarter unless, during the five (5) Business Day period prior to such last Business Day of such calendar quarter, a Calculation Date occurred pursuant to either clause (a) or (b) of this definition.(a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists. “Canadian Dollar” means lawful money of Canada. “Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. (Toronto time) on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due

744627140 -13- to a change in the PRIMCAN Index or the CDOR Page shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Page, respectively. “Capital Expenditures” means, for any period, the sum of all amounts that would, in accordance with GAAP, be included as capital expenditures on the consolidated statement of cash flows for the Company and its consolidated Subsidiaries during such period (including the amounts of assets leased under any Capital Lease Obligation during such period), less the net proceeds received by such Persons during such period from sales of fixed tangible assets as reflected on the consolidated statement of cash flow for that period. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate. “CDOR Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the CDOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the CDOR Screen Rate for the longest period (for which the CDOR Screen Rate is available for Canadian Dollars) that is shorter than the Impacted CDOR Interest Period; and (b) the CDOR Screen Rate for the shortest period (for which the CDOR Screen Rate is available for Canadian Dollars) that exceeds the Impacted CDOR Interest Period, in each case, at such time; provided that, if any CDOR Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “CDOR” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the CDOR Screen Rate on the Rate Determination Date; provided that, if the CDOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted CDOR Interest Period”) with respect to Canadian Dollars then the CDOR shall be the CDOR Interpolated Rate. “CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:15 a.m. (Toronto local time) on the first day of such Interest Period and, if 744627140 -14- such day is not a business day, then on the immediately preceding business day (as adjusted by Administrative Agent after 10:15 a.m. (Toronto local time) to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDOR Screen Rate shall be less than zero, the CDOR Screen Rate shall be deemed to be zero for purposes of this Agreement. “Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of anythe Participating Member StateStates, as published by the European Central Bank (or any successor thereto) from time to time, and (bc) any other Alternative Currency determined after the Fourth Amendment Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) 0.00%zero; plus (B) the applicable Central Bank Rate Adjustment. “Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, and (b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month (or, in the event the EURIBOR Screen Rate for deposits in Euros is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate as of such time); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%. “CFC” shall have the meaning set forth in Section 5.10. “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof, excluding management personnel as listed in the proxy statement dated April 10, 2018 of the Company), of

744627140 -15- Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) the acquisition after the Fourth Amendment Effective Date of direct or indirect Control of the Company by any Person or group; (c) the failure of (i) the Company to directly own 100% of the Equity Interests of Lippert or (ii) each of the Company and Lippert to own, directly or indirectly, 100% of the Equity Interests of any Foreign Borrower (other than directors’ qualifying shares as required by law), except in the case of this clause (ii) as a result of a transaction permitted by Section 6.03 of this Agreement. “Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented. “Charges” has the meaning assigned to it in Section 9.14. “Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, or Incremental Term Loans and (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, a Term Loan Commitment or a Incremental Term Loan Commitment. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means any property or rights in which, pursuant to the Security Documents, there has been granted (or purported to have been granted) to the Collateral Agent for the ratable benefit of the Lenders, a security interest or hypothec. “Collateral Agent” means JPMorgan Chase Bank, N.A., as Collateral Agent under the Pledge Agreement. “Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment, Term Loan Commitment and Incremental Term Loan Commitment. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” has the meaning assigned to it in Section 8.03(c). 744627140 -16- “Company” means LCI Industries, a Delaware corporation. “Company Guarantee” means the Fourth Amended and Restated Guarantee Agreement, dated as of April 27, 2016, between the Company and the Administrative Agent. “Competitor” means any Person (including a Customer) that engages in the same or substantially similar line or lines of business (whether in whole or in any part, vertically or horizontally) as those lines of business in which the Company and its Subsidiaries are engaged as of the Fourth Amendment Effective Date or such other reasonably related line or lines of business in which the Company or any of its Subsidiaries may be engaged after the Fourth Amendment Effective Date, and which provides products and/or services that are the same as, substantially similar to (in terms of type, brand or purpose) or a competitive alternative for, the products and/or services offered by the Company and its Subsidiaries as of the Fourth Amendment Effective Date or such other reasonably related or adjacent products and/or services which the Company or any of its Subsidiaries offer after the Fourth Amendment Effective Date. “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time; provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.” “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Indebtedness” means, as of the date of determination, without duplication, all Indebtedness owed or guaranteed by any Loan Party and any of their respective Subsidiaries (but shall not include the undrawn amount of any Letters of Credit), determined on a consolidated basis in accordance with GAAP; provided that any deferred purchase price obligations of Lippert (or any of its Subsidiaries) pursuant to the Furrion SPA or, so long as any deferred purchase price obligations are not evidenced by a note or similar instrument that bears interest, or otherwise

744627140 -17- constitutes indebtedness under GAAP, any purchase agreement relating to any Permitted Acquisition, in an aggregate amount not to exceed $100,000,000,100,000,000 at any time outstanding, shall not be considered Consolidated Indebtedness. “Consolidated Interest Expense” means, for the period in issue all net interest expense of the Company and its Subsidiaries, whether paid or accrued, without duplication, determined on a consolidated basis in accordance with GAAP. “Consolidated Net Worth” means Consolidated Total Assets minus total liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP. “Consolidated Total Assets” means, as of the date of determination, the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Corresponding Tenor” with respect to a Benchmark Replacementany Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Ratesuch Available Tenor. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 9.20. “Credit Agreement Refinancing Indebtedness” means loans and commitments under this Agreement incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Revolving Loans (and Commitments) or Term Loans, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (a) such Credit Agreement Refinancing Indebtedness shall be documented pursuant to this Agreement and shall be pari passu in right of payment and security with the then-existing Obligations, (b) such Credit Agreement Refinancing Indebtedness shall have such economic terms, including maturity dates, amortization schedules, interest rates, upfront fees and original discount, as may be agreed between Lippert and the Lenders providing such Credit Agreement Refinancing Indebtedness; provided that the final 744627140 -18- maturity date of such Credit Agreement Refinancing Indebtedness shall not be earlier than the then-latest maturity date with respect to any then-existing commitments and loans hereunder, (c) all other terms applicable to such Credit Agreement Refinancing Indebtedness (other than those specified in clauses (a) and (b) above) shall not be more restrictive (taken as a whole) than those applicable to the existing commitments and loans, except to the extent (i) this Agreement shall be modified to grant the as the existing commitments and loans the benefit of such more restrictive provisions, (ii) applicable solely to periods after the latest maturity date with respect to the existing commitments and loans hereunder in effect at the time of incurrence or issuance of such Credit Agreement Refinancing Indebtedness or (iii) as otherwise agreed by the Administrative Agent in its reasonable discretion, (d) such Credit Agreement Refinancing Indebtedness shall not have a greater principal amount than the principal amount of the applicable Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees, discounts and expenses associated with the refinancing (or, in the case of any Credit Agreement Refinancing Indebtedness in the form of Refinancing Revolving Commitments, shall not be in an amount greater than the aggregate amount of revolving commitments constituting the applicable Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees, discounts and expenses associated with the refinancing) and (e) such Refinanced Debt shall be repaid or repurchased, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, in each case to the extent of such refinancing on the date such Credit Agreement Refinancing Indebtedness is incurred or obtained. “Credit Exposure” means, as to any Lender at any time, the Dollar Equivalent of the sum of (a) such Lender’s Revolving Credit Exposure at such time plus (b) an amount equal to the aggregate principal amount of such Lender’s Term Loans outstanding at such time. “Credit Extension” means the making of a Loan by a Lender or the issuance or amendment of any Letter of Credit by each Issuing Bank. “Credit Party” means the Administrative Agent, each Issuing Bank or any other Lender. “Customer” means any Person as to which, with or to whom, within the 24-month period immediately preceding the date of determination: (i) any products or services were provided by the Company or any of its Subsidiaries, or (ii) any contract was entered into with the Company or any of its Subsidiaries for the provision of any products or services to such Person by the Company or such Subsidiary; provided in each case that any such products or services are substantially similar to or reasonably related or adjacent to products or services being offered by the Company or any Subsidiary on the Fourth Amendment Effective Date or such other reasonably related or adjacent products and/or services which the Company or any of its Subsidiaries offer after the Fourth Amendment Effective Date. “Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) SONIA for the day that is five Business Days prior to (i) if such RFR Interest Day is a Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) zero. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.

744627140 -19- “Daily Simple SOFR” means, for any day, a rate per annum equal to SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Debt Service Coverage Ratio” means, on any date, the ratio of (i) (A) EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ending on or most recently prior to such date minus (B) Capital Expenditures made by the Company and its Subsidiaries during such four fiscal quarter period minus (C) cash taxes paid by the Company and its Subsidiaries for such period minus (D) the aggregate amount of Restricted Payments (excluding common stock dividends and inter-company Restricted Payments), to (ii) the sum of (A) the current portion of Consolidated Indebtedness (as determined as of such date) plus (B) the Consolidated Interest Expense for such period. “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action. “Designated Lender” has the meaning assigned to it in Section 2.07(c). 744627140 -20- “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Disqualified Institution” means, on any date, any Person that is a Competitor of the Company, Lippert or any of their respective Subsidiaries and that is designated by Lippert as a “Disqualified Institution” by written notice delivered to the Administrative Agent (a) on or prior to the date hereof or (b) not less than ten Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that Lippert has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time. “Dividing Person” has the meaning assigned to it in the definition of “Division”. “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. “Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollarsDollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in dollarsDollars determined by using the rate of exchange for the purchase of dollarsDollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp. (“Reuters”) source on the Business Day (CentralNew York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollarsDollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollarsDollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollarsDollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion. “dollarsDollars” or “$” refers to lawful money of the United States of America.

744627140 -21- “Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia. “Dutch Borrower” means LCI Industries C.V., LCI Industries B.V. and each other Person organized under the laws of the Netherlands that joins this Agreement as a Foreign Borrower. “Early Opt-in Election” means, if the then current Benchmark with respect to Dollars is LIBO Rate, the occurrence of: (1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrowers) that the Required Lenders have determined that U.S. dollar-Administrative Agent to (or the request by Lippert to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rateat such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) (i) the joint election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurredand Lippert to trigger a fallback from LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent. “EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary losses or charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), and (vi) transactions costs (including fees and premiums (x) related to the Loan Documents, the Prudential Shelf Agreement and related documents and the transactions contemplated thereby, (y) in connection with the issuance or offering of Equity Interests, acquisitions and similar investments, dispositions of any Person or all or substantially all of the assets or division or product line of any Person, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions (or any of the foregoing transactions that are proposed and not consummated) and (z) related to any Permitted Bond Hedge Transactions, Permitted Convertible Notes, Permitted Warrant Transactions and related documents and the transactions contemplated thereby), and (vii) unusual expenses and charges in an aggregate amount under this clause (vivii) not to exceed $5,000,000the greater of (x) $10,000,000 and (y) 2.0% of EBITDA (prior to giving effect to such adjustments) in each case, in any period of four consecutive fiscal quarters minus (b) without duplication and to the extent 744627140 -22- included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, and plus (or minus) adjustments for acquisitions and dispositions as set forth in the definition of “Pro Forma Basis”. “ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “EMU Legislation” means the legislative measures of the European Union for the introduction or changeover to, or operation of, the Euro in one or more member states. “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

744627140 -23- “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “EURIBOR Interpolated Rate” means, at any time, with respect to any EurocurrencyTerm Benchmark Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0.00%zero, such rate shall be deemed to be 0.00%zero for the purposes of this Agreement. 744627140 -24- “EURIBOR Rate” means, with respect to any EurocurrencyTerm Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate. “EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as ofpublished at approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers. If the EURIBOR Screen Rate shall be less than 0.00%zero, the EURIBOR Screen Rate shall be deemed to be 0.00%zero for purposes of this Agreement. “Euro” meansand “€” mean the single currency unit of the participating states of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislationof the Participating Member States. “Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBOR Rate. “Event of Default” has the meaning assigned to such term in Section 7.01. “Exchange Rate” means on any day, with respect to any Alternative Currency, the rate at which such Alternative Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Alternative Currency. In the event that such rate does not appear on such day on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon in writing by the Administrative Agent and the applicable Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its Alternative Currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 11:00 a.m., London time, on such date for the purchase of dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the applicable Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof)

744627140 -25- is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunderECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Company under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA. “Existing Credit Agreement” has the meaning assigned to it in the recital to this Agreement. “Existing Letters of Credit” means those letters of credit issued for the account of Lippert pursuant to the Existing Credit Agreement, which letters of credit are more particularly described on Schedule 2.05. “Existing Maturity Date” has the meaning assigned to such term in Section 2.21(a). “Existing Term Loans” has the meaning assigned to such term in the Fourth Amendment. “Extending Lender” has the meaning assigned to such term in Section 2.21(b)(ii). “Extension Request” means a written request from Lippert to the Administrative Agent requesting an extension of the Maturity Date pursuant to Section 2.21. 744627140 -26- “Facility” means, when referring to any facility of commitments and related loans hereunder, shall mean, (i) the initial Revolving Loans and Revolving Commitments hereunder, (ii) the Term Loans and the Term Loan Commitments made pursuant to Incremental Amendment No. 1,, (iii) any Facilityfacility of Refinancing Revolving Loans and Commitments resulting from a Refinancing Amendment, (iv) any Facilityfacility of Refinancing Term Loans resulting from a Refinancing Amendment, and (v) any facility of Incremental Term Loans and (vi) any Facility resulting from an extension of the maturity of all or a portion of any then-existing Facility of commitments and related loans hereunder. “Fair Market Value” means at any time and with respect to any property, the sale value of such property that would reasonably be estimated to be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell) as determined by the Company or the relevant Subsidiary in good faith. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement. “Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company. “Fitch” means Fitch Ratings Inc. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate, EURIBOR Rate, CDOR, AUD Rate or Daily Simple RFR, as applicable. “Foreign Borrower” shall have the meaning set forth in Section 1.07, and shall include each Dutch Borrower and each other Person joined to this Agreement as a Foreign Borrower.

744627140 -27- “Foreign Borrower Sublimit” means an amount equal to $400,000,000. “Foreign Lender” means (a) with respect to a Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (b) with respect to a Borrower that is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Furrion SPAFourth Amendment” means that certain Amendment No. 4, dated as of the Fourth Amendment Effective Date, among the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent. “Fourth Amendment Effective Date” means December 7, 2021. “Furrion SPA” means that certain Share Purchase Agreement, dated as of August 4, 2021, among Lippert and the shareholders of Furrion Holdings Limited, a Hong Kong private company limited by shares. “GAAP” means generally accepted accounting principles in the United States of America or the Netherlands, as applicable. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that (i) the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business and (ii) the amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. “Guarantee Agreement” means, collectively, the Company Guarantee and the Subsidiary Guarantee. 744627140 -28- “Guarantor” means each of (i) the Company, (ii) each Person listed on Schedule 2.01C hereto and identified as a Guarantor as of the Fourth Amendment Effective Date, and (iii) each Person who is required to become a Guarantor pursuant to Section 5.10. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “IBA” has the meaning assigned to such term in Section 1.05. “Immaterial Subsidiary” means any Subsidiary whose revenues and assets constitute less than 2.55.0% of the total consolidated revenues and assets, respectively, of the Company and its Subsidiaries; provided if at any time Subsidiaries that would constitute Immaterial Subsidiaries shall in the aggregate have revenues or assets constituting more than 15% of the total consolidated revenues or assets, respectively, of the Company and its Subsidiaries, the Company shall designate sufficient Subsidiaries as not being “Immaterial Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement not constitute Immaterial Subsidiaries; provided further that in the absence of such designation by the Company, all such Subsidiaries shall be deemed not to be “Immaterial Subsidiaries”. “Impacted EURIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBOR Rate.” “Impacted LIBORLIBO Rate Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.” “Increase Effective Date” has the meaning assigned to such term in Section 2.04(b). “Incremental Amendment No. 1” means that certain Incremental Joinder and Amendment No. 1, dated as of December 19, 2019, among the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent. “Incremental Amendment No. 1 Effective Date” means the “Increase Effective Date” as defined in Incremental Amendment No. 1. “Incremental Term Loan” has the meaning assigned to it in Section 2.04(a). “Incremental Term Loan Commitment” has the meaning assigned to it in Section 2.04(a). “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accrued expenses and current accounts payable incurred in the ordinary

744627140 -29- course of business and (ii) liabilities associated with customer prepayments and deposits arising in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness which has not been assumed by such Person shall be the lesser of (i) the amount of such obligation and (ii) the Fair Market Value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than performance guaranties), and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and, for the avoidance of doubt, shall exclude any Indebtedness under any Permitted Bond Hedge Transactions and Permitted Warrant Transactions. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes. “Indemnitee” has the meaning assigned to it in Section 9.03(b). “Ineligible Institution” has the meaning assigned to it in Section 9.04(b). “Information” has the meaning assigned to it in Section 9.12. “Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent. “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date and, (b) with respect to any Eurocurrency Loan, AUD Loan or CDORRFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), and the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a EurocurrencyTerm Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date. “Interest Period” means with respect to any EurocurrencyTerm Benchmark Borrowing, AUD Screen Rate Borrowing or CDOR Screen Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter (or, except in the case of an AUD Screen Rate Borrowing, that is for a one week period (for which 744627140 -30- a three day prior request shall be required) (provided that only one, two and three-month Interest Periods shall be available for CDOR Borrowings and only one, three and six-month Interest Periods shall be available for LIBO Rate Borrowings and EURIBOR Rate Borrowings)), as the applicable Borrower may elect (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency); provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a EurocurrencyTerm Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and, (ii) any Interest Period pertaining to a EurocurrencyTerm Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted LIBOR Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted LIBOR Rate Interest Period, in each case, at such time. “IR/FX Protection Merchant” shall meanmeans a Lender or other financial institution which provides IR/FX Hedging Agreements to a Loan Party or any Subsidiary thereof for interest rate or foreign exchange rate protection. “IR/FX Hedging Agreement” shall meanmeans a Swap Agreement between a Loan Party or any Subsidiary thereof and an IR/FX Protection Merchant which provides for interest rate or foreign exchange rate protection. “IRS” means the United States Internal Revenue Service. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Bank” means JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and any other Lender that agrees to act as an Issuing Bank, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be

744627140 -31- issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto. “Judgment Currency” has the meaning assigned to it in Section 9.18(b). “Judgment Currency Conversion Date” has the meaning assigned to it in Section 9.18(b). “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. “LCI Industries B.V.” means LCI Industries B.V., a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch Trade Register (Kamer van Koophandel) under number 70655421. “LCI Industries C.V.” means LCI Industries C.V., a Netherlands limited partnership (commanditaire vennootschap) having its official seat in Elkhart Indiana, the United States and registered with the Dutch Trade Register (Kamer van Koophandel) under number 70630518. “Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks. “Lending Office” has the meaning assigned to it in Section 2.07(c). “Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit. A Letter of Credit may be issued in Dollars or an Alternative Currency. “Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b). “Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Fourth Amendment Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. 744627140 -32- The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the applicable Borrower, with notice provided to the Administrative Agent. As of the Fourth Amendment Effective Date, the aggregate Letter of Credit Commitment is $50,000,000. “LIBO Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “LIBO Rate” means, with respect to any EurocurrencyTerm Benchmark Borrowing for any applicable currencydenominated in Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., (London time, two Business Days prior to the commencement of such Interest Period) on the Rate Determination Date; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBORLIBO Rate Interest Period”) with respect to the applicable currencysuch Agreed Currency then the LIBO Rate shall be the LIBO Interpolated Rate. “LIBO Screen Rate” means, for any day and time, with respect to any EurocurrencyTerm Benchmark Borrowing for any applicable currencydenominated in Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollarssuch Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “LIBOR” has the meaning assigned to such term in Section 1.05. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Lippert” means Lippert Components, Inc., a Delaware corporation.

744627140 -33- “Loan Documents” means this Agreement, the Notes or any other promissory notes delivered pursuant hereto, the Security Documents, the Guarantee Agreements, the Subordination Agreement, the Omnibus Reaffirmation, any applications heretofore or hereafter made in respect of the Letter of Credit, and any instruments or agreements executed and delivered pursuant to any of the foregoing, in each case as supplemented, amended or modified from time to time, and any document, instrument, or agreement supplementing, amending, or modifying, or waiving any provision of, any of the foregoing. “Loan Party” means each Borrower and each Guarantor. “Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement. “Local Time” means (a) with respect to any extensions of credit hereunder denominated in dollars, Chicago time, (b) with respect to any extensions of credit hereunder denominated in Canadian Dollars, Australian Dollars, Pounds Sterling or Euro, Chicago time, and (c) with respect to any extensions of credit denominated in any otherany Alternative Currency, the local time in the place of settlement for such Alternative Currency or in such other location as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable. “Material Acquisition” means any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Equity Interests of any Subsidiary or any person which becomes a Subsidiary or is merged or consolidated with any Loan Party or any of its Subsidiaries, in each case, which involves the payment of consideration by the Loan Parties and the other Subsidiaries of at least $125,000,000. “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its Obligations, (c) the validity or enforceability of this Agreement or any of the other Loan Documents, or (d) the security interests taken as a whole granted by the Security Documents. “Material Indebtedness” means (a) Indebtedness (other than the Loans and Letters of Credit and other than any Prudential Debt), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and their Subsidiaries in a principal amount exceeding $20,000,000 individual or $50,000,000 in the aggregate and (b) any Prudential Debt. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time. 744627140 -34- “Maturity Date” means, with respect to any Lender, the later of (a) December 14, 20237, 2026 and (b) if the maturity date is extended for such Lender pursuant to Section 2.21, such extended maturity date as determined pursuant to such Section; provided, however, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day. “Maximum Rate” has the meaning assigned to it in Section 9.14. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Income” means, for any period, the consolidated net income (or loss) determined for the Company and its Subsidiaries, on a consolidated basis, in accordance with GAAP. “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event including any prepayments required under the Prudential Debt and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer). “New Subsidiary” has the meaning assigned to such term in Section 5.10. “Non-Extending Lender” has the meaning assigned to such term in Section 2.21(a). “Non-Extension Notice Date” has the meaning assigned to such term in Section 2.06(c). "Non-Guarantor Foreign Borrower" means any Foreign Borrower who is not also a Guarantor. “Note” means, as the context may require, either a Revolving Credit Note or a Term Loan Note. “Notes Collateral Agent” means the collateral agent for the Prudential Shelf Agreement and the Prudential Notes. “Notice of Rejection” has the meaning set forth in Section 1.07.

744627140 -35- “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligation Currency” has the meaning assigned to it in Section 9.18. “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower or any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrowers under any Loan Document and (b) unless otherwise agreed upon in writing by each Lender, all Banking Services Obligations and all obligations of the Loan Parties, monetary or otherwise, under each IR/FX Hedging Agreement with a Lender or an Affiliate of a Lender. Notwithstanding the foregoing, the definition of ‘Obligations’ shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor. “Omnibus Reaffirmation” has the meaning assigned to such term in Section 4.01(a). “Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of: (a) a request by Lippert to the Administrative Agent to notify each of the other parties hereto that, at the determination of Lippert, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the Administrative Agent, in its sole discretion, and Lippert jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party 744627140 -36- to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight EurocurrencyTerm Benchmark borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation. “Participant” has the meaning assigned to such term in Section 9.04(c). “Participant Register” has the meaning assigned to such term in Section 9.04(c). “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Party” has the meaning assigned to such term in Section 2.17(h). “Patriot Act” has the meaning assigned to it in Section 9.16. “Payment” has the meaning assigned to it in Section 8.06(c). “Payment Notice” has the meaning assigned to it in Section 8.06(c). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Acquisition” has the meaning assigned to such term in Section 6.05(e). “Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Permitted Convertible Notes; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the

744627140 -37- Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the BorrowerCompany from the sale of such Permitted Convertible Notes issued in connection with the Permitted Bond Hedge Transaction. “Permitted Convertible Notes” means any unsecured notes issued by the Company and permitted at the time of issuance pursuant to Section 6.01 that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make whole” increases and other customary changes thereto) of shares of common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that the Indebtedness thereunder must satisfy each of the following conditions: (i) such Indebtedness is scheduled to mature after, and does not require any scheduled amortization or other scheduled payments of principal prior to, and does not permit any Loan Party to elect optional redemption or optional acceleration that would be settled on a date prior to, the date that is ninety one (91) days after the Maturity Date as of the date such Indebtedness is issued (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or other fundamental change nor (y) any early conversion of, or any satisfaction of a condition to conversion of, any Permitted Convertible Notes in accordance with the terms thereof, in either case, shall violate the foregoing restriction), (ii) such Indebtedness is not guaranteed by any Subsidiary of the Company other than a Loan Party and (iii) the terms, conditions and covenants of such Indebtedness must be customary for convertible Indebtedness of such type (as determined by the board of directors of the Company, or a committee thereof, in good faith). “Permitted Encumbrances” means: (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k); (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; 744627140 -38- (g) leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Subsidiary; (h) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions; (i) Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods; and (k) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness. “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or by any other foreign government of equal or better credit quality), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of A-2, P-2 or F2 or better from S&P, Moody’s or Fitch, respectively, or the equivalent rating by another nationally recognized credit rating agency; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and deposit accounts and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

744627140 -39- (d) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and (f) instruments equivalent to those referred to in clauses (b) and (c) above denominated in other currencies and comparable in credit quality and tenor to those referred to above and customarily used for short and medium term investment purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary in such jurisdictions. “Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock (whether settled in cash, shares or otherwise) sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Pounds Sterling” or “£” means lawful money of the United Kingdom from time to time. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Pledge Agreement” means the Fourth Amended and Restated Pledge and Security Agreement, dated as of April 27, 2016, among the Loan Parties (other than Foreign Borrowers) and the Administrative Agent. “Pre-Approved Jurisdiction” has the meaning set forth in Section 1.07. “Prepayment Event” means: (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party or any Subsidiary, other than (x) dispositions described in Section 6.04(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (l), (m) or (o) or (y) any dispositions resulting in Net Proceeds, which in the aggregate for any such disposition or series of related dispositions are equal to or greater than $15,000,000 in any fiscal yearthe greater of $20,000,000 and 5.0% of EBITDA (calculated on a Pro Forma Basis as of the last day of the most 744627140 -40- recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b)); or (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Subsidiary resulting in Net Proceeds, which in the aggregate for any such event or series of related events are equal to or greater than $15,000,000 in any fiscal yearthe greater of $20,000,000 and 5.0% of EBITDA (calculated on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b)); or (c) the incurrence by any Loan Party or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Pro Forma Basis” means (a), for the determination of “EBITDA”, “Capital Expenditures” and “Consolidated Interest Expense” for any period of four consecutive fiscal quarters of the Company for which financial statements have been provided pursuant to Section 5.01(a) or (b) or Section 5.01(a) or (b) of the Existing Credit Agreement (i(a) for any period of four fiscal quarters in which any Subsidiary is acquired by a Loan Party or a Subsidiary from a Person that was not an Affiliate of a Loan Party or a Subsidiary thereof, or any disposition occurs of any Person that ceases to be a Subsidiary upon the consummation thereof, EBITDA, Capital Expenditures and Consolidated Interest Expense shall be calculated, to the extent practicable, such calculation shall be made on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a senior financial officer of the Company) as if such acquisition or such disposition had occurred on the first day of such period, and (ii(b) all Indebtedness incurred, assumed or repaid (or to be incurred, assumed or repaid) in connection with all such transactions referred to in clause (ia) (x) was incurred, assumed or repaid on the first day of such period, as the case may be, and (y) if incurred, was outstanding in full at all times during such period and had in effect at all times during such period (or any portion of such period during which such Indebtedness was not actually outstanding) an interest rate equal to the interest rate in effect on the date of the actual incurrence thereof (regardless of whether such interest rate is a floating rate or would otherwise change over time by reference to a formula or for any other reason), and (bc) on any date other than the last day of a fiscal quarter in connection with any issuance or incurrence of Indebtedness, Restricted Payment, investment, acquisition, Disposition

744627140 -41- or other transaction, (i) Consolidated Indebtedness of the Company and the Subsidiaries and the aggregate amount of unrestricted cash held or located in the United States of the Company and the Guarantors shall each be calculated as of the date of such calculation after giving pro forma effect to any transactions occurring on such date and (ii) each other amount shall be calculated based on the period of four fiscal quarters most recently ended for which financial statements have been provided pursuant to Section 5.01(a) or (b) or Section 5.01 of the Existing Credit Agreement but reformulated as if such issuance or incurrence of Indebtedness, Restricted Payment, investment, acquisition, Disposition or other transaction, and all other issuances and incurrences of Indebtedness, Restricted Payments, investments, acquisitions and Dispositions that have been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such transaction had been consummated and incurred at the beginning of such period. “Prudential” means PGIM, Inc. “Prudential Debt” means the Prudential Notes and any other indebtedness arising on or after the Effective Date under or pursuant to the Prudential Shelf Agreement. “Prudential Intercreditor Agreement” means that certain Third Amended and Restated Intercreditor Agreement, dated as of April 27, 2016, among Prudential, the Notes Collateral Agent, the Administrative Agent and the Collateral Agent. “Prudential Notes” shall meanmeans any promissory notes issued to or to be issued subject to the Prudential Shelf Agreement. “Prudential Collateral Release” means the release of all Collateral pursuant to Section 8.07(e). “Prudential Collateral Release Event” means that all Liens securing any Prudential Debt shall have been released in accordance with the Prudential Shelf Agreement and the Prudential Notes. “Prudential Shelf Agreement” means that certain Prudential FourthFifth Amended and Restated Note Purchase and Private Shelf Agreement dated as of April 27, 2016November 11, 2019 among Prudential, certain other purchasers of Prudential Notes and Lippert. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 9.20. “Rate Determination Date” means, with respect to any Interest Period, two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the 744627140 -42- Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent). “Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable. “Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the Rate Determination Date, (b) if such Benchmark is EURIBOR Rate, 11:00 a.m. (Brussels time) two TARGET Days preceding the date of such setting, (c) if such Benchmark is CDOR, 10:15 a.m. (Toronto time) on the Rate Determination Date, (d) if such Benchmark is AUD Rate, 11:00 a.m. (Sydney, Australia time) on the Rate Determination Date, (e) if the RFR for such Benchmark is SONIA, then four Business Days (London time) prior to such setting or (f) if such Benchmark is none of the foregoing, the time determined by the Administrative Agent in its reasonable discretion. “Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrowers in respect of the applicable Refinancing Term Loans, Refinancing Revolving Commitments or Refinancing Revolving Loans, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of any Refinancing Term Loans, Refinancing Revolving Commitments or Refinancing Revolving Loans incurred pursuant thereto, in accordance with Section 2.22. “Refinancing Revolving Commitments” means one or more Facilities of revolving commitments hereunder that result from a Refinancing Amendment.   “Refinancing Revolving Loans” means one or more Facilities of revolving loans that result from a Refinancing Amendment.   “Refinancing Term Loans” means one or more Facilities of term loans hereunder that result from a Refinancing Amendment.  “Register” has the meaning assigned to such term in Section 9.04(b). “Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loan denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark

744627140 -43- Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. “Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the LIBO Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDOR and (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollar, the applicable AUD Rate. “Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the LIBO Screen Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDOR Screen Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Pounds Sterling, SONIA and (v) with respect to any Term Benchmark Borrowing denominated in Australian Dollar, the AUD Screen Rate. “Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates. “Required Lenders” means, subject to Section 2.20, at any time, Lenders having Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the aggregate Credit Exposures and Unfunded Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Section 7.02(b), and for all purposes after the Loans become due and payable pursuant to Section 7.02(b) or the Commitments expire or terminate, then, as to each Lender, the Unfunded Commitment of each Lender shall be deemed to be zero; provided further that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Company or an Affiliate of the Company shall be disregarded. “Required Revolving Lenders” means, subject to Section 2.20, at any time, Lenders having Revolving Credit Exposures and Unfunded Revolving Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Revolving Commitments at such time; provided that for the purpose of determining the Required Revolving Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Company or an Affiliate of the Company shall be disregarded. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the president, or Financial Officer or other executive officer of the applicable Borrower. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of a Loan Party or any Subsidiary of a Loan 744627140 -44- Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests. “Revolving Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) any increase in such amount from time to time pursuant to Section 2.04; provided, that at no time shall the Revolving Credit Exposure of any Lender exceed its Revolving Commitment. The initial aggregate amount of the Lenders’ Revolving Commitments is $600,000,000. “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time. “Revolving Credit Note” has the meaning given to such term in Section 4.01(ih), as such meaning may be supplemented by Section 1.07. “Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure. “Revolving Loan” means a Loan made pursuant to Section 2.03. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Business Day” means, for any Loan denominated in Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London. “RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”. “RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR. “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

744627140 -45- “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the Monetary Authority of Singapore or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions. “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the government of Canada (including, without limitation, Foreign Affairs, Trade and Development Canada and Public Safety Canada), the Monetary Authority of Singapore or other relevant sanctions authority. “SEC” means the Securities and Exchange Commission of the United StateStates of America. “Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Banks, any provider of Banking Services and any IR/FX Protection Merchant that is a Lender or an Affiliate of a Lender (or Person that was a Lender or Affiliate of a Lender at the time it entered into such IR/FX Hedging Agreement). “Security Documents” means the Subsidiary Guarantee, the Subordination Agreement, the Pledge Agreement, the Company Guarantee, the Prudential Intercreditor Agreement, any other intercreditor agreement contemplated hereby and any instruments or agreements executed and delivered pursuant to any of the foregoing, in each case as supplemented, amended or modified from time to time, and any document, instrument or agreement supplementing, amending or modifying, or waiving any provision of, any of the foregoing. “SOFR” means, with respect to any day meansBusiness Day, a rate per annum equal to the secured overnight financing rate for such Business Day published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), onby the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the Federal Reserve Bank of New York’s Website.“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less 744627140 -46- than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate or Adjusted EURIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. EurocurrencyTerm Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subject Party” has the meaning assigned to such term in Section 2.17(h). “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

744627140 -47- “Subsidiary” means any subsidiary of the Company. “Subsidiary Guarantee” means the Fourth Amended and Restated Guarantee Agreement, dated as of April 27, 2016, and2016 (as amended, restated supplemented or otherwise modified from time to time), among the Loan Parties (other than Foreign Borrowers and the Company) and the Administrative Agent. “Subordination Agreement” means that certain Fourth Amended and Restated Subordination Agreement, dated as of April 27, 2016,2016 (as amended, restated supplemented or otherwise modified from time to time), among the Loan Parties (other than any Foreign Borrower) and any of their respective Subsidiaries (including such Subsidiary that is a Foreign Borrower) that is party to any subordination agreement in connection with the Prudential Shelf Agreement and the Administrative Agent. “Supported QFC” has the meaning assigned to it in Section 9.20. “Supplier” has the meaning assigned to such term in Section 2.17(h). “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement. “Swap Exposure Amount” means the maximum aggregate amount (giving effect to any netting agreements) that the applicable Loan Party or Subsidiary thereof would be required to pay at any time if all of its Swap Agreements were terminated at such time. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. “TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. 744627140 -48- “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBOR Rate, the CDOR or the AUD Rate. “Term Lender” means a Lender having a Term Loan Commitment, an Incremental Term Loan Commitment or an outstanding Term Loan. “Term Loan” means a Loan made pursuant to Section 2.01(b), prior to the Fourth Amendment Effective Date, the Existing Term Loans, and thereafter, the 2021 Term Loans, and shall include any Incremental Term Loan. “Term Loan Commitment” means, with respect to each Lenderthe commitment of such Lender to make 2021 Term Loans hereunder on the Fourth Amendment Effective Date in an amount equal to, the amount set forth on Schedule 1 to Incremental Amendment No. 12.01 opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. As of the IncrementalFourth Amendment No. 1 Effective Date, the aggregate amount of the Lenders’ Term Loan Commitments is $300,000,000.400,000,000. “Term Loan Note” means a promissory note of the CompanyLippert that is payable to any Term Lender evidencing the Term Loans held by such Lender. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event. “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13 that is not Term SOFR. “Total Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Indebtedness on such date minus the lesser of (i) the aggregate amount of unrestricted cash held or located in the United States of the Company and the Guarantors on such date and (ii) $50,000,000100,000,000 to (b) EBITDA for the Company and its Subsidiaries for the period of four consecutive fiscal quarters ending on or most recently prior to such date. “Total Revolving Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Revolving Loans and their LC Exposure at such time.

744627140 -49- “Transactions” means the execution, delivery and performance by the Company and the Borrowers of this Agreement and the Fourth Amendment, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBOR Rate, the CDOR Screen Rate, the AUD Screen Rate, Daily Simple RFR, the Canadian Prime Rate, the Central Bank Rate or the Alternate Base Rate. “UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. “Unfunded Commitment” means, with respect to each Lender, (a) such Lender’s Unfunded Revolving Commitment, plus (b) the Term Loan Commitment of such Lender less its outstanding Term Loans; provided, that, from and after the making of Term Loans on the Incremental Amendment No. 1 Effective Date, each Lender’s Unfunded Commitment under this clause (b) shall be $0.. “Unfunded Revolving Commitment” means, with respect to each Revolving Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3). “VAT” means (i) value added Tax levied pursuant to the VAT Directive (2006/112/CE) as implemented in the Lawslaws of the relevant member state of the European Union and (ii) any Tax of a similar nature levied by reference to added value, sales and/or consumption. “VAT Recipient” has the meaning assigned to such term in Section 2.17(h). 744627140 -50- “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Term Loan”) or by Type (e.g., a “EurocurrencyTerm Benchmark Loan”, an “ABR Loan”, an “AUD Rate Loan”, a “CDOR Loan” or a “Canadian Prime Rate Loan”) or by Class and Type (e.g., a “EurocurrencyTerm Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “EurocurrencyTerm Benchmark Borrowing”) or by Class and Type (e.g., a “EurocurrencyTerm Benchmark Revolving Borrowing”). SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. SECTION 1.04 Accounting Terms; GAAP.

744627140 -51- (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Lippert notifies the Administrative Agent that Lippert requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. (b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. SECTION 1.05 Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in dollarsDollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017,On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, the overnight, 1-week, 2-month and 12-month Pound Sterling LIBOR settings, and the 1- week and 2-month Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month Dollar LIBOR settings will permanently cease; 744627140 -52- (b) immediately after June 30, 2023, the 1-month, 3-month and 6-month Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.LIBOR. Upon the occurrence of a Benchmark Transition Event or, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 2.142.13(b) providesand (c) provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the BorrowersBorrower, pursuant to Section 2.14(dSections 2.13(e), of any change to the reference rate upon which the interest rate on EurocurrencyTerm Benchmark Loans denominated in dollars is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the London interbank offered rateDaily Simple RFR, LIBOR or other rates in the definition of “LIBO Rate” (or “EURIBOR Rate”) or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.142.13(b) or (c), whether upon the occurrence of a Benchmark Transition Event or, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(c2.13(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, will be similar to, or produce the same value or economic equivalence of, the Daily Simple RFR, the LIBO Rate (or the EURIBOR Rate) or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any Daily Simple RFR, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain SONIA, Daily Simple RFR or the Term Benchmark, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 1.06 Exchange Rates. (a) Not later than 12:00 noon, Chicago time, on each Calculation Date, theThe Administrative Agent or the Issuing Banks, as applicable, shall determine the Exchange Rate as of such Calculation Date with respect to each Alternative Currency. The Exchange Rates so determined shall become effective on the relevantDollar Equivalent amounts of Borrowings or

744627140 -53- Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Calculation Date, and shall remain effectivebe the Dollar Equivalent of such amounts until the next succeeding Calculation Date, and shall to occur. Except for all purposes of this Agreement (other than Section 9.18 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between dollars and any Alternative Currencypurposes of financial statements delivered by Lippert hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Banks, as applicable. (b) Not later than 5:00 p.m., Chicago time, on each Calculation Date, or on the date of each Borrowing hereunder or the issuance or increase of any Letter of Credit hereunder, the Administrative Agent shall determine the Alternative Currency Exposure. The Administrative Agent shall determine the aggregate amount of the Dollar Equivalent of all other amounts denominated in an Alternative Currency at the applicable time provided for its making such determination pursuant to this AgreementWherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Banks, as the case may be. SECTION 1.07 Certain Additional Borrowers; Removal of Foreign Borrowers. (a) So long as no Default has occurred and is continuing, upon notice from Lippert to the Administrative Agent, which shall promptly notify the Lenders, a CFC that is a direct or indirect Foreign Subsidiary of the Company may, if it is organized under the laws of Canada or any province or territory thereof, the Cayman Islands, Australia, the United Kingdom, the Netherlands, Ireland, Germany or Luxembourg (collectively, the “Pre-Approved Jurisdictions”), or is otherwise acceptable to the Administrative Agent and each Lender in their respective discretion, become a Borrower (also referred to in this Agreement as a “Foreign Borrower”) hereunder of Alternative Currency Loans upon at least 30 days’ notice to the Administrative Agent of the identity of such CFC and of Lippert’s intention for such CFC to become a Foreign Borrower. Any Foreign Borrower may request the making or issuance hereunder of Alternative Currency Loans and Alternative Currency Letters of Credit, subject to all of the terms and conditions hereof in respect of such borrowings or issuances; provided, however, that as additional conditions precedent to any such designation of a Foreign Borrower and any such borrowings and issuances: (i) the Foreign Borrower shall have delivered to the Administrative Agent (in each case in form and substance reasonably satisfactory to the Administrative Agent) (A) a Revolving Credit Note for each Lender that shall have requested a Revolving Credit Note, (B) a joinder agreement pursuant to which the Foreign Borrower shall have agreed to become a party hereto as a Borrower, (C) a certificate of an authorized officer of the Foreign Borrower, dated the date on which such CFC intends to become a Foreign Borrower, which shall (x) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (y) identify by name and title and bear the signatures of the 744627140 -54- officers of the Foreign Borrower authorized to sign the Loan Documents to which it is a party, and (z) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of the Foreign Borrower certified by the relevant authority of the jurisdiction of organization of the Foreign Borrower and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, (D) to the extent applicable in the Foreign Borrower’s jurisdiction of organization, a certificate as to the good standing of the Foreign Borrower as of a recent date from the appropriate Governmental Authority and (E) a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders) of counsel for the Foreign Borrower in its jurisdiction of organization (which counsel shall be reasonably acceptable to the Administrative Agent), covering such matters relating to the Foreign Borrower, this Agreement, the other Loan Documents or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request; (ii) to the extent such Foreign Borrower’s shares are owned by a Loan Party (other than another Foreign Borrower) the Subsidiary owning the shares of the Foreign Borrower shall have executed such documentation as the Collateral Agent may require to grant to the Collateral Agent a first lien and security interest in sixty-five percent (65.00%)65% of the issued and outstanding shares of the Foreign Borrower (and no other party shall at any time have any option or other right to acquire any shares of the Foreign Borrower from the Foreign Borrower or any other Person); (iii) each other Loan Party (including Lippert and the Company) shall have executed such documentation as the Administrative Agent may require to confirm that its guarantees, pledges and subordinations shall apply in all respects to the Obligations of the Foreign Borrower; and (iv) the Lenders and the Administrative Agent shall have received (A) all documentation and other information about the Foreign Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent or any Lender at least three Business Days prior to the date on which such CFC is scheduled to become a Foreign Borrower and which documentation and other information shall be satisfactory to the Administrative Agent or such Lender, as the case may be and (B) to the extent the Foreign Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the date on which such CFC is scheduled to become a Foreign Borrower, and the Administrative Agent or any Lender that has requested, in a written notice to Lippert at least 10 days prior to the date on which such CFC is scheduled to become a Foreign Borrower, a Beneficial Ownership Certification in relation to the Foreign Borrower, such Beneficial Ownership Certification; provided, that in the event that any Lender is unable to complete its “know your customer” review within the 30-day notice period referenced above, or for operational or other reasons shall require an extension of such 30-day notice period, such period shall be extended for an additional period of 30 days upon notification by such Lender to the Administrative Agent. Each Foreign Borrower shall be a “Loan Party” for all purposes of this Agreement and a “Borrower” hereunder. Lippert shall be liable for all Obligations of the Foreign Borrowers. The Obligations of all Foreign Borrowers shall be several in nature (and not joint) and no Foreign Borrower shall be liable for the Loans made to any other Borrower. Notwithstanding the foregoing, any such CFC shall not become a Foreign Borrower, and Lippert’s designation of such CFC shall be rendered null and void, if the Administrative Agent shall have received from any Lender, on or prior to the date such designation is scheduled to be effective (as such date may be extended as set forth above), written notice (a “Notice of Rejection”) to the effect that (x) it shall be unlawful under U.S. Federal or applicable state or foreign law or regulation for such Lender to make Loans or otherwise extend credit to or do business with such

744627140 -55- CFC as provided herein, (y) such Lender does not have operational capabilities allowing it to, or it would otherwise be impracticable for such Lender to, make Loans or other extensions of credit to a Person organized under the laws of such CFC’s jurisdiction of organization or (z) except in the case of a CFC organized under the laws of a Pre-Approved Jurisdiction, such jurisdiction is otherwise not acceptable in such Lender’s discretion, unless within 10 Business Days of such Notice of Rejection the Lender delivering such notice shall have been replaced in accordance with Section 2.19(b) or shall have revoked such Notice of Rejection. (b) So long as the principal of and interest on any Loans made to any Foreign Subsidiary under this Credit Agreement and any LC Exposure of such Foreign Borrower shall have been repaid or paid in full or transferred to another Borrower pursuant to documentation satisfactory to the Administrative Agent, or, in the case of undrawn Letters of Credit, cash- collateralized or otherwise become subject to credit support to the satisfaction of the Administrative Agent and the applicable Issuing LenderBank, and all other obligations of such Foreign Borrower under this Credit Agreement shall have been fully performed, the Company may, by not less than five Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Foreign Borrower’s status as a Borrower hereunder. (c) This Agreement and the other Loan Documents may be amended in connection with the addition or termination of a Foreign Borrower if any such amendment is agreed by the Borrowers and the Administrative Agent (which is hereby irrevocably authorized by the Lenders and the Issuing Banks to enter into any such amendment, at the option and discretion of the Administrative Agent) and, in the case of such an addition, such amendment addresses any necessary or desirable technical changes to this Agreement or any necessary or desirable legal changes to this Agreement resulting from the jurisdiction of, or laws applicable to, the Foreign Borrower, in each case that are not adverse in any material respect to any of the Lenders, and the effectiveness of any such designation of a Foreign Borrower and any borrowings and issuances of Letters of Credit by and for the account of such Foreign Borrower shall be subject to the execution and delivery of such amendments to the extent deemed necessary by the Administrative Agent. This Section shall supersede any provisions in Section 9.02 to the contrary. ARTICLE II. The Credits SECTION 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrowers in Dollars or in one or more Alternative Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment; provided that after giving effect to the making of any such Revolving Loan and any concurrent repayment of Revolving Loans, the aggregate Dollar Equivalent (determined as of the date of the relevant Borrowing or relevant issuance or increase of a Letter of Credit) of outstanding Loans made to, and Letters of Credit issued for the benefit of, Foreign Borrowers shall at no time exceed the Foreign Borrower Sublimit, or (ii) the sum of the Total Revolving Credit Exposures exceeding the total Revolving Commitments. 744627140 -56- Within the foregoing limits and subject to the terms and conditions set forth herein, the CompanyBorrowers may borrow, prepay and reborrow Revolving Loans. (b) Subject to the terms and conditions set forth herein, each Term Lender agrees to make a 2021 Term Loan to Lippert in dollarsDollars on the IncrementalFourth Amendment No. 1 Effective Date in a principal amount not to exceed such Lender’s Term Loan Commitment., the proceeds of which will be applied to the prepayment in full of the Existing Term Loans. Amounts prepaid or repaid in respect of the Term Loans may not be reborrowed. SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans in the same currency made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The 2021 Term Loans to be made in connection with Incremental Amendment No. 1 shall be made as part of a Borrowing consisting of Term Loans made by the Term Lenders ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of (x) in the case of Borrowings in Dollars, ABR Loans, CDOR Loans, AUD Loans or Eurocurrency Loans in a single currency as the applicable Borrower may request in accordance herewith, provided that, for the avoidance of doubt, only CDOR Loans may be denominated in Canadian Dollars (and each Canadian Dollar Revolving Borrowing shall be comprised entirely of CDOR Loans) and only AUD Loans may be denominated in Australian Dollars (and each Australian Dollar Revolving Borrowing shall be comprised entirely of AUD Loans) or Term Benchmark Loans, (y) in the case of Borrowings in any Alternative Currency (other than Pounds Sterling), entirely of Term Benchmark Loans, in each case of the same Alternative Currency and (z) in the case of Borrowings in Pounds Sterling, RFR Loans and (ii) each Term Loan Borrowing shall be comprised entirely of ABR Loans or EurocurrencyTerm Benchmark Loans in Dollars as Lippert may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan, Alternative CurrencyTerm Benchmark Loan or any other Loan to a Foreign Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any EurocurrencyTerm Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or the Dollar Equivalent thereof) and not less than $500,000 (or the Dollar Equivalent thereof). At the time that each CDOR Revolving Borrowing, AUD Screen Rate Revolving Borrowing or an, ABR Revolving Borrowing and/or RFR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Dollar Equivalent of $25,000 and not less than the Dollar Equivalent thereof $100,000; provided that a CDOR Revolving Borrowing, AUD Screen Rate Revolving Borrowing or, an ABR Revolving Borrowing or RFR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) ~~Eurocurrency Borrowings and Alternative Currency~~Term Benchmark Borrowings outstanding in the aggregate.

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in ~~U.S.~~ Dollars, not later than ~~11:00 a.m., Local Time~~12:00 noon (New York City time), three Business Days before the date of the proposed Borrowing, (b) in the case of ~~an ABR~~a Term Benchmark Borrowing~~,~~, denominated in Euros not later than 12:00 ~~p.m., Local Time, on~~noon (London time), three Business Days before the date of the proposed Borrowing ~~and (e) in the case of an Alternative Currency~~, (c) in the case of a Term Benchmark Borrowing denominated in Canadian Dollars not later than 12:00 noon (Toronto time), three Business Days before the date of the proposed Borrowing (d) in the case of a Term Benchmark Borrowing denominated in Australian Dollars, not later than 12:00 noon, (Sydney, Australia time), four Business Days before the date of the proposed Borrowing, (e) in the case of an RFR Borrowing, not later than 11:00 a.m.~~, Local Time, four~~ (London time), five RFR Business Days before the date of the proposed Borrowing and (e) in the case of an ABR Borrowing not later than 12:00 noon (New York City time), on the date of the proposed Borrowing~~; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., Chicago time, on the date of the proposed Borrowing~~. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the applicable Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing and the identity of the Borrower;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing, a ~~CDOR Borrowing, an AUD Screen Rate Borrowing or a Eurocurrency~~Term Benchmark Borrowing or an RFR Borrowing and the ~~applicable currency~~Agreed Currency;

(iv) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

(v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified (and the currency is not specified or is specified as ~~dollars~~Dollars), then the requested Borrowing shall be an ABR Borrowing denominated ~~In dollars~~in Dollars. If no election as to currency is specified, then the requested

744627140 -57-

Revolving Borrowing shall be denominated in ~~dollars~~Dollars. If no Interest Period is specified with respect to any requested ~~Eurocurrency~~Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04 Increase in Commitments.

(a) Request for Increase. Provided that there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), Lippert may from time to time after the Fourth Amendment Effective Date request an increase in the Commitments by obtaining additional Revolving Commitments or Term Loan Commitments ~~and/or incur new commitments~~ (the "***Incremental Term Loan Commitments***") to provide term loans ("***Incremental Term Loans***") under one or more incremental term loan Facilities under this Agreement, provided that (i) any such increases and incremental commitments ~~after the Incremental Amendment No. 1 Effective Date (and for the avoidance of doubt after giving effect to the making of the Term Loans on such date)~~ shall not exceed $~~300,000,000~~400,000,000 in the aggregate, (ii) any such increase shall be in a minimum amount of $25,000,000 with minimum increments of $5,000,000 in excess thereof~~, provided that in the case of the initial incurrence of such Incremental Term Loans, such increase shall be in a minimum amount of $50,000,000,~~ (iii) the Borrowers shall not incur more than ~~ten (~~10~~)~~ increases pursuant to this Section 2.04, and (iv) in the case of the incurrence of a commitment to provide an Incremental Term Loan, (A) such Incremental Term Loan shall be documented pursuant to this Agreement and shall be pari passu in right of payment and security with the existing Obligations, (B) such Incremental Term Loan shall have ~~such~~the same economic terms, including maturity dates, amortization schedules, interest rates, upfront fees and original discount, as may be agreed between Lippert and the Lenders providing such Incremental Term Loan; provided that the final maturity date of such Incremental Term ~~Loan~~Loans shall not be earlier than the then-latest Maturity Date with respect to the then-existing Term Loans~~,~~ and (C) all other terms applicable to such Incremental Term Loan (other than those specified in clauses (A) and (B) above) shall not be more restrictive (taken as a whole) than those applicable to the existing Commitments and Loans, except to the extent (a) this Agreement shall be modified to grant the ~~as the existing Commitments and Loans~~Lenders the benefit of such more restrictive provisions, (b) such terms are applicable solely to periods after the latest Maturity Date with respect to the existing Commitments and Loans in effect at the time of incurrence ~~or~~of issuance of ~~such~~the Incremental Term Loans or (c) as otherwise agreed by the Administrative Agent in its reasonable discretion.

(b) Increase Effective Date. Each such notice shall specify (i) the date (each, an "***Increase Effective Date***") on which Lippert proposes that the increased or new commitments shall be effective, which shall be a date not less than ~~ten (~~10~~)~~ Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each person (which much be a person to whom Loans are permitted to be assigned pursuant to Section 9.04(b)) to whom Lippert proposes any portion of such increased or new commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new commitments may elect or decline, in its sole discretion, to provide such increased or new commitment. Each of the parties hereto hereby agrees that this Agreement

744627140 -58-

744627140 -59- and the other Loan Documents may be amended in connection with the incurrence of a commitment to provide an Incremental Term Loanan increase or incremental commitments hereunder, without the consent of any other Lenders (other than those Lenders providing such Incremental Term Loanincrease and/or incremental commitments), to the extent (but only to the extent) necessary to (i) reflect the existence and terms of such Incremental Term Loan and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Lippert, to effect the provisions of this Section 2.04, including any amendments necessary to treat such Incremental Term Loan as a new facility of loans and/or commitments hereunderto Section 2.10(b) in order to adjust the amount of amortization payments in respect of the Term Loans in a manner such that the Incremental Term Loans are fungible with the 2021 Term Loans, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such amendment. (c) Conditions to Effectiveness of Increase. As a condition precedent to such increase or addition, Lippert shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (and signed by a Financial Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase or addition, and (ii) certifying that, before and after giving effect to such increase or addition, (A) the representations and warranties contained in Article III and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that are qualified or modified by materiality in the text thereof) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that are qualified or modified by materiality in the text thereof) as of such earlier date, (B) no Default or Event of Default shall have occurred (including, for avoidance of doubt, that such increase or addition is permitted at such time under the Prudential Shelf Agreement) and (C) the Company would be in compliance with Section 6.10 on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter for which financial statements are availablehave been provided pursuant to Section 5.01(a) or (b). In the case of any increase in the Commitments, the Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section. (d) Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or 9.02 to the contrary. SECTION 2.05 [Reserved.] SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit denominated in dollars or an Alternativeany Agreed Currency as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between 744627140 -60- the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the date hereof shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything herein to the contrary, the Issuing Banks shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the applicable Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Banks at such time plus (y) the aggregate amount of all LC Disbursements made by the Issuing Banks that have not yet been reimbursed by or on behalf of the applicable Borrower at such time shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the total Letter of Credit Commitment, (iii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Commitment and (iv) the aggregate Dollar Equivalent of outstanding Loans made to, and Letters of Credit issued for the benefit of, Foreign Borrowers shall at no time exceed the Foreign Borrower Sublimit. The applicable Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the applicable Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied. An Issuing Bank shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin

744627140 -61- or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or (c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of the expiration date thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may have an expiration date that is later than the date five (5) Business Days prior to the Maturity Date so long as by not later than the date five (5) Business Days prior to the Maturity Date, a Borrower provides cash collateral in an amount equal to 105% of the stated amount of such Letter of Credit. Notwithstanding the foregoing, if the applicable Borrower so requests in any notice requesting the issuance of a Letter of Credit, the Issuing Banks shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve- month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the applicable Borrower shall not be required to make a specific request to the applicable Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date referred to in clause (ii) of the first sentence of this clause (c); provided that the applicable Issuing Bank shall not permit any such extension if (A) the applicable Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or Lippert that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable Issuing Bank not to permit such extension. (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by 744627140 -62- the applicable Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement. If the applicable Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement (or the Dollar Equivalent thereof, if relevant) in the relevant currency not later than 12:00 noon, Local Time1:00 p.m. (New York City time), on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 1011:00 a.m., Local Time (New York City time), on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 noon, Local Time1:00 p.m. (New York City time), on the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is denominated in dollarsDollars and is in an amount not less than $100,000, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement (or its Dollar Equivalent, in the case of a Letter of Credit denominated in an Alternative Currency), the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. The Borrowers’ reimbursement obligations under this Section are several and not joint (notwithstanding and without affecting the Guarantee by Lippert of each Foreign Borrower’s Obligations under the Guarantee Agreement). (f) Obligations Absolute. The Borrowers’ several obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and

744627140 -63- irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to such Borrower or in the relevant currency markets generally. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether the applicable Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement. (h) Interim Interest. If anthe Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof 744627140 -64- shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment. (i) Replacement and Resignation of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of Issuing Banks under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Banks, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend and existing Letter of Credit. (ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i) above. (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Lippert receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Lippert shall deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders the “Collateral Account”), an amount in cash equal to one hundred five percent (105%) of the LC Exposure in the applicable currencies as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or any Borrower described in Section 7.01(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative

744627140 -65- Agent and at Lippert’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs or customary expenses, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If Lippert is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all Events of Default have been cured or waived. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c), the Borrowers shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. (k) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrowers (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrowers and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrowers hereby acknowledge that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries. SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 121:00 noon, Chicagop.m. (New York City time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the applicable Borrower maintained with the Administrative Agent in New York City and designated by the applicable Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a 744627140 -66- corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRBapplicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans, or in the case of non-Dollars, in accordance with such market practice. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. (c) Each of the Administrative Agent, Issuing Bank and each Lender at its option may make any Loans or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Loan in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, such provisions that would be applicable with respect to Loans actually provided by such Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender. “Lending Office” means, as to the Administrative Agent, theany Issuing Bank or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the BorrowerBorrowers and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. SECTION 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a EurocurrencyTerm Benchmark Borrowing, a CDOR Revolving Borrowing or an AUD Screen Rate Revolving Borrowing shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a EurocurrencyTerm Benchmark Borrowing, a CDOR Revolving Borrowing or an AUD Screen Rate Revolving Borrowing may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the applicable Borrower.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing~~, a Eurocurrency Borrowing, a CDOR Screen Rate Borrowing or an AUD Screen Rate~~ (in the case of Borrowings denominated in Dollars) or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a ~~Eurocurrency~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "***Interest Period***".

If any such Interest Election Request requests a ~~Eurocurrency~~Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower thereof shall be deemed to have selected an Interest Period of one month's duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely and complete Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Borrowing denominated in ~~dollars~~Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing; provided that if the applicable Borrower fails to deliver a timely and complete Interest Election Request with respect to a ~~Eurocurrency Revolving~~Term Benchmark Borrowing ~~denominated~~ in an Alternative Currency prior to the end of the Interest Period ~~applicable thereto~~therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, ~~at the end of such Interest Period, the Interest Period for such~~the applicable Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically ~~have a duration~~be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing ~~denominated in dollars~~ may be converted to or continued as a ~~Eurocurrency~~Term Benchmark Borrowing, (ii) unless repaid, (x) each ~~Eurocurrency~~Term Benchmark Revolving Borrowing denominated in ~~dollars~~Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (~~iii~~y) each ~~Eurocurrency~~Term Benchmark Borrowing denominated in an Alternative Currency shall bear

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interest at the Central Bank Rate for the applicable Alternative Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, ~~such Eurocurrency~~any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall either be (A) converted to an ABR Borrowing denominated in ~~an Alternative Currency shall be continued for an Interest Period with a duration of one month~~Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the applicable Borrower by the earlier of (x) the date that is three Business Days after receipt by such Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, such Borrower shall be deemed to have elected clause (A) above.

SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the ~~initial~~ Term Loan Commitments ~~shall terminate at 5:00 p.m., Chicago time, on December 19, 2019,~~(other than any Incremental Term Loan Commitments) shall automatically terminate upon the making of the 2021 Term Loans on the Fourth Amendment Effective Date, and (ii) the Revolving Commitments shall terminate on the Maturity Date.

(b) Lippert may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) Lippert shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Total Revolving Credit Exposure would exceed the total Commitments.

(c) Lippert shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Lippert pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by Lippert may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Lippert (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt.

(a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

(b) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender on ~~the last day of each March, June, September and December~~

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~~(beginning on March 31, 2020) in an amount equal to (a) 1.25% of the original~~each date set forth below the aggregate principal amount of the Term ~~Loans made on the Incremental Amendment No. 1 Effective Date, in the case of the first eight such payments and (b) 1.875% of the original principal amount of the Term Loans made on the Incremental Amendment No. 1 Effective Date, in the case of each such additional payment; provided that (i) such amount shall be~~Loan set forth opposite such date (as adjusted from time to time ~~as contemplated in Sections 2.22 and 2.11, and (ii) if any such date is not a Business Day, then payment shall be due and payable on the Business Day immediately preceding such date. To the extent not previously paid, all~~pursuant to Section 2.04, 2.11 and 2.22) with a final installment on the Maturity Date in an amount equal to then unpaid principal balance of the Term Loans ~~shall be paid in full in cash by the Borrowers on the Maturity Date.~~:

| Installment Payment Dates | Principal Amount of Term Loans to be Paid |
|---|---|
| Last Business Day of each fiscal quarter beginning with the last fiscal quarter of fiscal year 2021 and ending with the third fiscal quarter of fiscal year 2023 | $5,000,000 |
| Last Business Day of each fiscal quarter beginning with the last fiscal quarter of fiscal year 2023 and ending with the third fiscal quarter of fiscal year 2025 | $7,500,000 |
| Last Business Day of each fiscal quarter beginning with the last fiscal quarter of fiscal year 2025 | $10,000,000 |

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be *prima facie* evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

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(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11 Prepayment of Loans.

(a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurocurrency~~Term Benchmark Borrowing, in Dollars not later than ~~11~~12:00 ~~a.m., Chicago~~noon (New York City time), three Business Days before the date of prepayment, ~~or in the case of a CDOR Screen Rate Revolving Borrowing or an AUD Screen Rate~~(ii) in the case of prepayment of a Term Benchmark Borrowing, in Euros not later than 12:00 noon (London time), three Business Days before the date of prepayment , (iii) in the case of prepayment of a Term Benchmark Borrowing, in Canadian Dollars not later than 12:00 noon (Toronto time), three Business Days before the date of prepayment, (iv) in the case of prepayment of a Term Benchmark Borrowing, in Australian Dollars not later than 12:00 noon (Sydney, Australia time), three Business Days before the date of prepayment (v) in the case of prepayment of an RFR Revolving Borrowing, not later than 11:00 a.m.~~, Chicago~~ (London time), ~~four~~five Business ~~days~~Days before the date of prepayment or (~~ii~~vi) in the case of prepayment of an ABR Borrowing, not later than ~~12~~1:00 p.m.~~, Chicago~~ (New York City time), on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16. Prepayments of Term Loans pursuant to this Section 2.11 (other than pursuant to clause (e) below) shall be applied to reduce the remaining amortization payments under Section 2.10(b) in the order directed by the Company (or, in the absence of such direction, ratably based on the amount of such amortization repayments, including the amount payable on the Maturity Date).

(c) If the Administrative Agent notifies Lippert at any time that the Total Revolving Credit Exposure (that has not been cash collateralized by Lippert or another Borrower) exceeds an amount equal to 105% of the aggregate Revolving Commitments then in effect, then, within three Business Days after receipt of such notice, ~~the Company~~Lippert or another Borrower shall prepay

744627140 -70-

744627140 -71- Revolving Loans and/or cash collateralize the LC Exposure in an aggregate amount sufficient to cause the Total Revolving Credit Exposure to be less than or equal to the aggregate Revolving Commitments then in effect. (d) If the Administrative Agent notifies Lippert at any time that the LC Exposure (that has not been cash collateralized by Lippert or another Borrower) exceeds an amount equal to 105% of the aggregate Letter of Credit Commitment, then, within three Business Days after receipt of such notice, Lippert or another Borrower shall cash collateralize the LC Exposure in an aggregate amount sufficient to cause the LC Exposure to be less than or equal to the aggregate Letter of Credit Commitment. (e) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Borrowers shall, within ten Business Days after such Net Proceeds are received by the Company or such Subsidiary, prepay the Term Loans in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Company shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, provided that to the extent of any such Net Proceeds that have not been so applied by the end of such 360-day period (or, if the Company or a Subsidiary shall have entered into an agreement committing to use such Net Proceeds within such 360-day period, to the extent of any such Net Proceeds within 180 days after the end of such 360-day period), a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied. (f) All prepayments required to be made pursuant to Section 2.11(e) shall be applied to prepay the Term Loans (and in the event Term Loans of more than one Class shall be outstanding at the time, shall be allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Term Loans of each such Class) as so allocated and shall be applied to reduce the remaining amortization payments under Section 2.10(b) ratably based on the amount of such amortization repayments, including the amount payable on the Maturity Date. SECTION 2.12 Fees. (a) Lippert agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, in dollarsDollars, which shall accrue at the rate under the heading “Commitment Fee Rate” in the definition of Applicable Rate on the actual daily amount by which (i) such Lender’s Revolving Commitment exceeds (ii) such Lender’s Revolving Credit Exposure, during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears onaccrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date 744627140 -72- hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (b) Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letterseach outstanding Letter of Credit, which shall accrue on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements)Term Benchmark Revolving Loans during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates of 0.125% per annum or such lesser rate to be separately agreed upon between Lippert and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements)Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as the applicablesuch Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunderand other processing fees, and other standard costs and charges, of such Issuing Bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) Lippert agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Lippert and the Administrative Agent. (d) All fees payable hereunder shall be paid on the dates due, in dollarsDollars in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances. SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

744627140 -73- (b) The Loans comprising each EurocurrencyTerm Benchmark Borrowing shall bear interest at the Adjusted LIBO Rate or, the Adjusted EURIBOR Rate, the CDOR or the AUD Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each CDOR Screen Rate Borrowing shall bear interest at the CDOR Screen Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each AUD Screen Rate Borrowing shall bear interest at the AUD Screen Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Any Canadian Prime Rate Loans resulting from a conversion pursuant to Section 2.14(f) shall bear interest at the Canadian Prime Rate plus the Applicable Rate. (c) Each RFR Loan shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Applicable Rate. (d) (c) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, any Borrower or the Administrative Agent determine that (i) the Total Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for any resulting period, the applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to such Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid by such Borrower for such period over the amount of interest and fees actually paid for such period by such Borrower. (e) (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. (f) (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency RevolvingTerm Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (g) (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed (i) by reference to Daily Simple RFR or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of 744627140 -74- a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) (ii) with respect to CDOR Loans, shall each be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day), or (iii) with respect to AUD Rate Loans and Alternative Currency Loans denominated in Pounds Sterling, shall each be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate, Adjusted EURIBOR Rate or, EURIBOR Rate, CDOR, AUD Rate, Daily Simple RFR or SONIA shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. SECTION 2.14 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14: (i) if the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the, Adjusted EURIBOR Rate, EURIBOR Rate, CDOR or AUD Rate, as applicable (including because the LIBORelevant Screen Rate or the EURIBOR Screen Rate is not available or published on a current basis), for the applicable currencyAgreed Currency and such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time or (B) at any time, that adequate and reasonable means do not exist for ascertaining SONIA or the Daily Simple RFR; or (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate, the LIBO Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate, as applicable, for the applicable currency(A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted LIBO Rate, LIBO Rate, Adjusted EURIBOR Rate, EURIBOR Rate, CDOR or AUD Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable currency and such Interest PeriodAgreed Currency and such Interest Period or (B) at any time, SONIA or the Daily Simple RFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for Pounds Sterling; then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (A) in the case of any such outstanding Eurocurrency Loan denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, any Interest Election Request that requests the conversion of any Revolving Borrowing to,

744627140 -75- or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing shall be ineffective, (B) if any Borrowing Request requests a EurocurrencyTerm Benchmark Revolving Borrowing in dollars (in the event dollars are the affected currency)Dollars, such Borrowing shall be made as an ABR Borrowing, and (C) if such Eurocurrencyany Borrowing Request requests a Term Benchmark Borrowing or an RFR Borrowing for the relevant rate above in an Agreed Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) Error! Reference source not found.with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day, (ii) if such Term Benchmark Loan is denominated in Canadian Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Loan on such day, (iii) if such Term Benchmark Loan is denominated in any Alternative Currency (other than Canadian Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable AlternativeAgreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable AlternativeAgreed Currency cannot be determined, any outstanding affected EurocurrencyTerm Benchmark Loans denominated in such Agreedany Alternative Currency shall, at the Borrower’s election prior to such day: (xA) be prepaid by the BorrowerBorrowers on such day or (yB) solely for the purpose of calculating the interest rate applicable to such EurocurrencyTerm Benchmark Loan, such LoanTerm Benchmark Loan denominated in an Alternative Currency shall be deemed to be a EurocurrencyTerm Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to EurocurrencyTerm Benchmark Loans denominated in Dollars at such time, and (D) if any Borrowing Request requests a Borrowing in an affected Alternative Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. or (iv) any such RFR Loan shall bear interest at the Central Bank Rate for the Pounds Sterling plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Pounds Sterling cannot be determined, any outstanding affected RFR Loans, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Currency) immediately or (B) be prepaid in full immediately. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence ofif a Benchmark Transition Event or, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace the LIBO Rate for dollars with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective atand its related 744627140 -76- Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has posted such proposed amendment to all Lenders and the Borrowers, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendmentBenchmark Replacement from Lenders comprising the Required Lenders of each affected Class; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.. (c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion. (d) (c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (e) (d) The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event or, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii) the implementation of any Benchmark Replacement,

744627140 -77- (iii) the effectiveness of any Benchmark Replacement Conforming Changes and, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party heretoto this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14. (f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, LIBO Rate, EURIBOR Rate, CDOR or AUD Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (g) (e) Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, any Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in dollars, such Borrowing shall be made as an ABR Borrowing.Dollars into a request for a Borrowing of or conversion to ABR Loans or (y) any Term Benchmark Borrowing denominated in an Alternative Currency or any RFR Borrowing shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan in any Alternative Currency or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (i) if such Term 744627140 -78- Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (ii) if such Term Benchmark Loan is denominated in Canadian Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Loan on such day, (iii) if such Term Benchmark Loan is denominated in any Alternative Currency (other than Canadian Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (a) be prepaid by the Borrowers on such day or (b) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time or (iv) any such RFR Loan bear interest at the Central Bank Rate for Pounds Sterling plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans, at the Borrower’s election, shall either (a) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (b) be prepaid in full immediately. (h) (f) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or any applicable lending office of such Lender to make, maintain, or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate for any currency, the Adjusted EURIBOR Rate, the CDOR Screen Rate or the AUD Screen Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate for any currency, the Adjusted EURIBOR Rate, the CDOR Screen Rate or the AUD Screen Rate, then such Lender shall promptly notify Lippert and the Administrative Agent thereof and (i) such Lender’s obligation to make or continue any EurocurrencyTerm Benchmark Loans in the applicable currency, CDOR Loans or AUD Loans, as applicable, or, in the case of such event relating to the Adjusted LIBO Rate for dollarsDollars, to convert ABR Loans into EurocurrencyTerm Benchmark Loans, shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund EurocurrencyTerm Benchmark Loans in such currency, CDOR Loans or AUD Loans, as applicable), and in the case of such event relating to the Adjusted LIBO Rate for dollarsDollars, each such EurocurrencyTerm Benchmark Loan then outstanding shall be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto, and in the case of CDOR Loans then outstanding shall be converted into Canadian Prime Rate Loans on the last day of the then-current Interest Period with respect thereto and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate for dollars, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing

744627140 -79- by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. (i) (g) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful under U.S. Federal or applicable state or foreign law or regulation for any Lender to make Loans or otherwise extend credit to or do business with any Foreign Borrower, then such Lender shall promptly notify Lippert and the Administrative Agent thereof and such Lender’s obligation to make any Loans to such Foreign Borrower shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Loans to such Foreign Borrower). SECTION 2.15 Increased Costs. (a) (a)If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the or Adjusted EURIBOR Rate) or, as applicable) or any Issuing Bank; (ii) impose on any Lender or any Issuing Bank or the London or other applicable offshore interbank market or the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered (taking into consideration such Lender’s or thesuch Issuing Bank’s policies and the policies of such Lender’s or thesuch Issuing Bank’s holding company with respect to such increased costs). (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding 744627140 -80- company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered. (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 2.16 Break Funding Payments. In (a) With respect to Loans that are not RFR Loans, in the event of (ai) the payment of any principal of any EurocurrencyTerm Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b or an optional or mandatory prepayment of Loans), (ii) the conversion of any EurocurrencyTerm Benchmark Loan other than on the last day of the Interest Period applicable thereto, (ciii) the failure to borrow, convert, continue or prepay any EurocurrencyTerm Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (div) the assignment of any EurocurrencyTerm Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19,Lippert pursuant to Section 2.19 or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any,A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

744627140 -81- (b) With respect to RFR Loans, in the event of (i) the amount of interest which would have accrued on thepayment of any principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the Adjusted EURIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the applicable eurocurrency or other primary market for such currencyof any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by Lippert pursuant to Section 2.19 or (iv) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. SECTION 2.17 Withholding of Taxes; Gross-Up. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes. (c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental 744627140 -82- Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Indemnification by the Loan Parties. Lippert shall (or shall cause the applicable Foreign Borrower to) indemnify each Recipient, within 10 days after delivery of the certificate referenced in Section 2.17(e), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after delivery of the certificate referenced below, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Loan Party and the Administrative Agent, at the time or times reasonably requested by such Loan Party or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Loan Party or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Loan Party or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Loan Party or the Administrative Agent as will enable such Loan Party or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

744627140 -83- (ii) Without limiting the generality of the foregoing, in the event that the applicable Loan Party is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to such Loan Party and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W- 8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W- 8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or (4) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign 744627140 -84- Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Loan Party or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Loan Party or the Administrative Agent as may be necessary for such Loan Party and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify such Loan Party and the Administrative Agent in writing of its legal inability to do so. (g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the

744627140 -85- payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) VAT. (i) All amounts expressed in any Loan Document to be payable by any party to the Credit Agreement (for the purposes of this provision, a “Party”) to any Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Party under any Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party must pay to such Indemnified PersonRecipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Indemnified PersonRecipient must promptly provide an appropriate VAT invoice to that Party). (ii) If VAT is or becomes chargeable on any supply made by any Recipient (for the purposes of this provision, the “Supplier”) to any other Recipient (for the purposes of this provision, the “VAT Recipient”) under any Loan Document, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration): (A) to the extent the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The VAT Recipient will, where this paragraph (ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on the supply; and (B) to the extent the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (iii) Where any Loan Document requires any Party to reimburse or indemnify a Recipient for any cost or expense, that Party shall reimburse or indemnify (as the case may 744627140 -86- be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (iv) Any reference in this Section to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be). (v) In relation to any supply made by a Recipient to any Party under any Loan Document, if reasonably requested by such Recipient, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with such Recipient'’s VAT reporting requirements in relation to such supply. (i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (j) Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA. SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each(i) Except with respect to principal of and interest on Loans denominated in an Alternative Currency, each Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 121:00 noon, Chicagop.m. (New York City time), on the date when due or the date fixed for any prepayment hereunder and (ii) all payments with respect to principal and interest on Loans denominated in an Alternative Currency shall be made in such Alternative Currency not later than the Local Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 S. Dearborn St., Chicago, Illinois, except payments to be made directly to Issuing Banks as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly

744627140 -87- following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollarsWithout limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender under such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders under such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements under such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of any Borrower in the amount of such participation. (d) Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the applicable Borrower to the Administrative Agent pursuant to Section 2.11(b)), notice from such Borrower that such Borrower will not make such payment or prepayment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the 744627140 -88- Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensationapplicable Overnight Rate. SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Lippert hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then Lippert may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Lippert shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Lippert to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and

744627140 -89- Assumption executed by Lippert, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto. SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a); (b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as Lippert may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Lippert, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be 744627140 -90- applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (c) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby; (d) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then: (i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders having Revolving Commitments in accordance with their respective Applicable Percentages of the Aggregatetotal Revolving Commitments but only to the extent that such reallocation does not, as to any non- Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding; (iii) if a Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized; (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without

744627140 -91- prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and (e) so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(d), LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein). If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Issuing Banks, as the case may be, shall have entered into arrangements with the applicable Borrower or such Lender, satisfactory to such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder. In the event that each of the Administrative Agent, the Borrowers and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage. SECTION 2.21 Extension of Maturity Date. (a) Lippert may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than 60 days in advance of the Maturity Date in effect at such time for any Class (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date for such Class to the first anniversary of such Existing Maturity Date. Each Lender under such Class, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 20th day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension. Each Lender that advises the Administrative Agent that it will not extend the Existing Maturity Date is referred to herein as a “Non-Extending Lender”; provided, that any Lender under the applicable Class that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender under the applicable Class that is a Defaulting Lender on the Response Date shall be deemed to be a Non- Extending Lender. The Administrative Agent shall notify Lippert, in writing, of the Lenders’ elections promptly following the Response Date. The election of any Lender to agree to such an 744627140 -92- extension shall not obligate any other Lender to so agree. The Maturity Date may be extended no more than two times pursuant to this Section 2.21. (b) (i) If, by the Response Date, Lenders holding Commitments that aggregate 50% or more of the total Commitments shall constitute Non-Extending Lenders, then the Existing Maturity Date shall not be extended for such Class and the outstanding principal balance of all Loans and other amounts payable hereunder in respect of such Class shall be payable, and in the case of the Revolving Commitments such Commitments shall terminate, on the Existing Maturity Date in effect prior to such extension. (ii) If (and only if), by the Response Date, Lenders holding Commitments and Loans that aggregate more than 50% of the total Commitments and Loans under any applicable Class shall have agreed to extend the Existing Maturity Date (each such consenting Lender, an “Extending Lender”), then effective as of the Existing Maturity Date, the Maturity Date for such Extending Lenders under such Class shall be extended to the first anniversary of the Existing Maturity Date for such Class (subject to satisfaction of the conditions set forth in Section 2.21(d)). In the event of such extension, (x) solely in the case of an extension of Revolving Commitments, the Revolving Commitment of each Non- Extending Lender shall terminate on the Existing Maturity Date in effect for such Non- Extending Lender prior to such extension, (y) the outstanding principal balance of all Loans and other amounts payable hereunder in respect of the applicable Class to such Non- Extending Lender shall become due and payable on such Existing Maturity Date and (z) subject to Section 2.21(c) below, in the case of the Revolving Commitments, the total Revolving Commitments hereunder shall be reduced by the Revolving Commitments of the Non-Extending Lenders so terminated on such Existing Maturity Date. (c) In the event of any extension of the Existing Maturity Date pursuant to Section 2.21(b)(ii), Lippert shall have the right on or before the Existing Maturity Date, at its own expense, to require any Non-Extending Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights (other than its rights to payments pursuant to Section 2.15, Section 2.16, Section 2.17 or Section 9.03 arising prior to the effectiveness of such assignment) and obligations in respect of any Class under this Agreement to one or more banks or other financial institutions identified to the Non-Extending Lender by Lippert which may include any existing Lender (each a “Replacement Lender”); provided that (i) such Replacement Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Issuing Bank (such approvals to not be unreasonably withheld) to the extent the consent of the Administrative Agent or the Issuing Banks would be required to effect an assignment under Section 9.04(b), (ii) such assignment shall become effective as of a date specified by Lippert (which shall not be later than the Existing Maturity Date in effect for such Non-Extending Lender prior to the effective date of the requested extension) and (iii) the Replacement Lender shall pay to such Non-Extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount Loans made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder, in each case under such Class on such date.

744627140 -93- (d) As a condition precedent to each such extension of the Existing Maturity Date pursuant to Section 2.21(b)(ii), Lippert shall (i) deliver to the Administrative Agent a certificate of Lippert dated as of the Existing Maturity Date signed by a Responsible Officer of Lippert certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct and (B) no Default shall have occurred and be continuing and (ii) in the case of an extension of the Revolving Commitments, first make such prepayments of the outstanding Loans and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Commitments of the Non-Extending Lenders pursuant to Section 2.21(b) and any assignment pursuant to Section 2.21(c), the aggregate Revolving Credit Exposure less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Revolving Commitments being extended. (e) For the avoidance of doubt, (i) no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 2.21 and (ii) the operation of this Section 2.21 in accordance with its terms is not an amendment subject to Section 9.02. SECTION 2.22 Refinancing Amendments. (a) On one or more occasions after the Fourth Amendment Effective Date, the applicable Borrowers may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor (other than an Ineligible Institution) that agrees to provide any portion of any Refinancing Term Loan or Refinancing Revolving Commitment, in each case consisting of Credit Agreement Refinancing Indebtedness, pursuant to a Refinancing Amendment in accordance with this Section 2.22 (each, an “Additional Refinancing Lender”) (provided that the Administrative Agent and each Issuing Bank shall have consented (not to be unreasonably withheld) to such Lender or Additional Refinancing Lender making such Refinancing Term Loans or providing such Refinancing Revolving Commitments, to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Refinancing Lender), in respect of all or any portion of any facilityFacility of termTerm Loans or Revolving Loans (and corresponding Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Revolving Commitments and/or Refinancing Revolving Loans pursuant to a Refinancing Amendment; provided that, notwithstanding anything to the contrary in this Section 2.22 or otherwise: (i) all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments and Refinancing Revolving Commitments in accordance with their percentage of the Revolving Commitments and Refinancing Revolving Commitments; (ii) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all Revolving Commitments then in effect shall be terminated, and all the Revolving Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders, shall be 744627140 -94- repaid or paid (it being understood, however, that any Letters of Credit may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Commitments does not exceed the aggregate amount of the Revolving Commitments so terminated; and (iii) assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans. (b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction and (ii) reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents. Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.22(a) shall be in an aggregate principal amount that is (i) not less than $25,000,000 and (ii) an integral multiple of $5,000,000 in excess thereof. (c) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Lippert, to effect the provisions of this Section 2.22, including any amendments necessary to treat the applicable Loans and/or Commitments established under the Refinancing Amendment as a new facilityFacility of loans and/or commitments hereunder, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. (d) This Section shall supersede any provisions in Section 2.18 or 9.02 to the contrary. ARTICLE III. Representations and Warranties The Company and each Borrower represents and warrants to the Lenders that: SECTION 3.01 Organization; Powers. Each Loan Party and each of their respective Subsidiaries is duly organized or formed, validly existing and in good standing, to the extent such concept is applicable in the relevant jurisdiction, under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing, to the

744627140 -95- extent such concept is applicable in the relevant jurisdiction, in every jurisdiction where such qualification is required. SECTION 3.02 Authorization; Enforceability. The Transactions are within the Borrowers’ and the other Loan Parties’ corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. SECTION 3.03 Governmental Approvals; No Conflicts; No Default. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien (except in favor of the Collateral Agent) on any asset of any Loan Party or any of its Subsidiaries. No Loan Party is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound which could reasonably be expected to result in a Material Adverse Effect. SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Company has heretofore, prior to the Fourth Amendment Effective Date, furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2017,2020, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2018,2021, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. (b) Since December 31, 2017,2020, there has been no adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, except for any changes that, individually and in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.05 Properties. 744627140 -96- (a) Each Loan Party and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (b) Each Loan Party and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Loan Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company and the Borrowers, threatened against or affecting any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its Subsidiaries (i) to the Company’s and the Borrower’s knowledge has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability. SECTION 3.07 Compliance with Laws and Agreements; No Default. Each Loan Party and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. SECTION 3.08 Investment Company Status. No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. SECTION 3.09 Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

744627140 -97- SECTION 3.11 Disclosure. (a) The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither any report nor any of the financial statements, certificates or other information furnished by or on behalf of any Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. (b) As of the Fourth Amendment Effective Date, to the best knowledge of each Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Fourth Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects. SECTION 3.12 Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance, in all material respects, by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors and, to the knowledge of the Company and the Borrowers, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party or any of their respective Subsidiaries being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary, any of their respective directors or officers or, to the knowledge of any Loan Party or any of their respective Subsidiaries, employees, or (b) to the knowledge of the Company or the Borrowers, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti- Corruption Law or applicable Sanctions. SECTION 3.13 EEA Financial Institutions. No Loan Party is an EEA Financial Institution. SECTION 3.14 Plan Assets; Prohibited Transactions. None of the Company or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. 744627140 -98- SECTION 3.15 Margin Regulations. Each Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of such Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock. SECTION 3.16 Solvency. The Company and its Subsidiaries (taken as a whole) are Solvent as of the Fourth Amendment Effective Date. SECTION 3.17 Security Documents. The Pledge Agreement creates (and continues) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and, when (i) such Collateral consisting of certificated Equity Interests is delivered to the Collateral Agent (or to the extent it has heretofore been delivered under the Existing Credit Agreement or this Agreement) together with duly executed, undated instruments of transfer, and (ii) financing statements in appropriate form in respect of limited partnership interests constituting Collateral thereunder are (or have heretofore been) filed in the offices specified therein, the Pledge Agreement and the Lien created (and continued) thereunder will continue to constitute a fully perfected first priority Lien on, and security interest in such Collateral, in each case prior and superior in right to any other Person except for the Lien of Prudential securing the Prudential Debt to the extent set forth in the Prudential Intercreditor Agreement. SECTION 3.18 Subsidiaries. The Subsidiaries of the Company and their respective business forms, jurisdictions of organization, addresses, and respective equity owners, as of the date hereofFourth Amendment Effective Date, are set forth on Schedule 3.18 hereto. Except as so disclosed, no Loan Party or Subsidiary thereof has any Subsidiaries or Equity Interests in, or joint ventures or partnerships with, any Person as of the Fourth Amendment Effective Date. SECTION 3.19 Labor Matters. Except as disclosed in the materials referred to in Section 3.04(a), (a) there are no strikes or other labor disputes or grievances pending or, to the knowledge of any Borrower, threatened, against any Loan Party, except for such disputes or grievances that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) no Loan Party is a party to any collective bargaining agreement. SECTION 3.20 SEC Matters. The Company is in compliance with applicable federal, provincial, territorial and state securities laws and/or rules and regulations of the SEC, and with applicable state and provincial securities laws and/or rules and regulations of state and provincial securities authorities and of any stock exchanges or other self-regulatory organizations having jurisdiction of the Company and/or its securities, in each case except where the failure to do so, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.21 Restrictive Agreements. No Loan Party nor any Subsidiary thereof is a party to any agreement or other arrangement that prohibits, restricts or imposes any condition

744627140 -99- upon (a) the ability of such Loan Party or Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Loan Party or Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other equity interests; other than (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the date hereof identified in the materials referred to in Section 3.04(a) or (b) or as set forth on Schedule 6.09, and (iii) restrictions and conditions permitted under Section 6.09. SECTION 3.22 Centre of Main Interests. In relation to the Loan Parties incorporated in the Netherlands, for the purpose of Regulation (EU) No 2015/848 of the European Parliament and of the Council of the European Union of 20 May 2015 on insolvency proceedings (recast) (the Insolvency Regulation), its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in the jurisdiction of its registered office and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulations) in any other jurisdiction. SECTION 3.23 Tax Residency. With the exception of LCI Industries C.V., no No Dutch Borrower is, nor will any Dutch Borrower at any time during the term of the Agreement be, considered to be a resident of any jurisdiction other than The Netherlands for the purposes of any double taxation convention concluded by The Netherlands, for the purposes of the Tax Arrangement for the Kingdom (Belastingregeling voor het Koninkrijk) or for purposes of the Tax Arrangement for the country of The Netherlands (Belastingregeling voor het land Nederland), or otherwise. With the exception of LCI Industries C.V., the The Loans, or any other elements in relation to the Agreement, cannot, nor will at any time during the term of the Agreement, be attributable to a permanent establishment or permanent representative of a Dutch Borrower outside the Netherlands. SECTION 3.24 Singapore Personal Data. With respect to each Foreign Borrower which is incorporated in Singapore, such Foreign Borrower acknowledges that it may provide Personal Data to the Administrative Agent, the Issuing BankBanks and/or the Lenders (including without limitation Personal Data of that Foreign Borrower’s office holders, employees, shareholders and beneficial owners) in connection with the establishment and maintenance of that Foreign Borrower’s relationship with the Issuing BankBanks and/or the Lenders, as applicable, under this Agreement. When providing any Personal Data to the Administrative Agent, the Issuing BankBanks and/or the Lenders, each Foreign Borrower which is incorporated in Singapore confirms that it is lawfully providing such Personal Data for the Administrative Agent, the Issuing BankBanks and/or the Lenders, as applicable, to use and disclose for the purposes of (a) providing products or services to that Foreign Borrower, (b) meeting the operational, administrative and risk management requirements of such Administrative Agent, Issuing Bank and/or the Lender and their respective branches and Affiliates (collectively, “Lender Group”) and (c) complying with any requirements, as the Lender Group reasonably deems necessary, under any law or of any court, government authority or regulator. For such purposes, “Personal Data” has the meaning given to it in the Personal Data Protection Act 2012 (Act 26 of 2012) of Singapore. SECTION 3.25 Singapore Borrowers. Each Foreign Borrower which is incorporated in Singapore, is not a “declared company” under Part IX of the Companies Act (Chapter 50 of Singapore). 744627140 -100- ARTICLE IV. Conditions SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02): (a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) an Omnibus Reaffirmation in substantially the form of Exhibit F (the “Omnibus Reaffirmation”) duly executed by each Loan Party. (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent, and the Lenders and dated the Effective Date) of (i) Faegre Baker Daniels LLP, U.S. counsel for the Loan Parties, in a form reasonably acceptable to the Administrative Agent, (ii) Loyens & Loeff N.V., Dutch counsel to the Administrative Agent, in a form reasonably acceptable to the Administrative Agent and (iii) May Oberfell Lorber, local counsel for certain of the Loan Parties, in a form reasonably acceptable to Administrative Agent. The Borrowers hereby request such counsel to deliver such opinions. (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing, to the extent such concept is applicable in the relevant jurisdiction, of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel. (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02. (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder. (f) The Administrative Agent shall have received the audited financial statements and the unaudited quarterly financial statements of the Company referred to in Section 3.04(a). (g) (i) The Administrative Agent and each Lender shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrowers at least 10 days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the

744627140 -101- Effective Date, any Lender that has requested, in a written notice to such Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied). (h) Each Lender requesting the same shall have received a duly executed Revolving Credit Note (or an amendment and restatement thereof) (each, a “Revolving Credit Note”, which term shall also include all amendments and replacements thereof or substitutions therefor). The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., Chicago time, on December 14, 2018 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions: (a) The representations and warranties of the Loan Parties set forth in this Agreement and each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that any such representations and warranties that are qualified by materiality or as to Material Adverse Effect shall be true and correct in all respects on and as of such date. (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing. Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section. ARTICLE V. Affirmative Covenants Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated or been cash collateralized to the reasonable satisfaction of the applicable Issuing Bank, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company and each Borrower covenants and agrees with the Lenders that: 744627140 -102- SECTION 5.01 Financial Statements; Ratings Change and Other Information. Lippert will furnish to the Administrative Agent and each Lender: (a) within 120 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; (d) promptly after the same become publicly available, copies of all periodic and material other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; (e) promptly after receipt thereof by the Company or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of the Company or any Subsidiary thereof; (f) promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection

744627140 -103- with the accounts or books of the Company or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; (g) promptly, a copy of any promissory notes issued under the Prudential Shelf Agreement (or a summary of any extension of credit thereunder or pursuant thereto not evidenced by a promissory note) and a copy of any certificate or notice given by any Loan Party or any Subsidiary thereof to Prudential or to the holders of any Prudential Notes or other Prudential Debt, or received by any Loan Party or any Subsidiary thereof from Prudential or any holder of a Prudential Note or other Prudential Debt; and (h) promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that, if requested by the Administrative Agent, the Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents. SECTION 5.02 Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following: (a) the occurrence of any Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $15,000,00025,000,000; 744627140 -104- (d) notice of any action arising under any Environmental Law or of any noncompliance by any Loan Party or any Subsidiary with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; (e) any material change in accounting or financial reporting practices by any Loan Party or any Subsidiary; (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and (g) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company or of Lippert setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. SECTION 5.03 Existence; Conduct of Business. Except where the failure to do so would not have a Material Adverse Effect, each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, Division, liquidation or dissolution permitted under Section 6.03. SECTION 5.04 Payment of Obligations. The Company and each Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including liabilities for Taxes, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company, such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. SECTION 5.05 Maintenance of Properties; Insurance. Each Borrower will, and will cause each other Loan Party and each of their respective Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. SECTION 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of their respective Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon

744627140 -105- reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. SECTION 5.07 Compliance with Laws. Each Borrower will, and will cause each of their respective Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for working capital and general corporate purposes, including the repayment of any loans outstanding underto prepay in full the Existing Credit AgreementTerm Loans on the Fourth Amendment Effective Date; provided that (i) the proceeds of any Incremental Term Loans shall be for any purposes not prohibited hereunder as may be agreed by the Lenders providing such loans and (ii) the proceeds of any Credit Agreement Refinancing Indebtedness shall be solely for purposes described in the definition of Credit Agreement Refinancing Indebtedness. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. Letters of Credit will be issued only to support payment (and/or guarantee) obligations of the Borrowers to the beneficiaries thereof. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. SECTION 5.09 Accuracy of Information. The Company and the Borrowers will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by such Borrower on the date thereof as to the matters specified in this Section; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. SECTION 5.10 Additional Guarantors; Additional Collateral; Additional Parties to Subordination Agreement. If any Person (a) after the Fourth Amendment Effective Date becomes (whether upon its formation, by acquisition of its Equity Interests, or otherwise) and continues to be a Subsidiary of any Loan Party, other than an Immaterial Subsidiary (a “New Subsidiary”), or 744627140 -106- (b) that was an Immaterial Subsidiary of a Loan Party (x) ceases to be an Immaterial Subsidiary of a Loan Party or (y) becomes a borrower, co-borrower, issuer or guarantor in respect of, or pledges shares of its subsidiaries to secure, the obligations under any Prudential Notes or other Prudential Debt (any such Subsidiary, a “New Guarantor”), the Borrowers shall, within 30 days, furnish notice in writing of such facts to the Administrative Agent and (i) cause such New Subsidiary or other New Guarantor to become a Guarantor (unless such Subsidiary is a “controlled foreign corporation” within the meaning of Code Section 957(a) (a “CFC”), so long as such CFC has not guaranteed or pledged collateral to secure the obligations under any Prudential Notes or other Prudential Debt) pursuant to an instrument in form, scope, and substance satisfactory to the Administrative Agent, (ii) unless the Prudential Collateral Release shall have occurred, deliver or cause to be delivered, or assign, to the Collateral Agent subject to the Lien in favor of the Collateral Agent under the Pledge Agreement, the certificates representing all Equity Interests of the New Subsidiary or other New Guarantor owned by a Loan Party (or Subsidiary thereof) (provided that if such New Subsidiary or other New Guarantor is a CFC, certificates or other evidence of Equity Interests representing only sixty-five percent (65.00%)65% of its outstanding Equity Interests shall be delivered and only to the extent that the owner of such Equity Interests is a Loan Party (other than a Foreign Borrower or a CFC), unless in each case any additional such shares have been delivered or pledged to secure the obligations under any Prudential Notes or other Prudential Debt), together with appropriate instruments of transfer required under the Pledge Agreement; and (iii) unless the Prudential Collateral Release shall have occurred, cause such New Subsidiary or other New Guarantor (unless it is a CFC, so long as such CFC has not guaranteed or pledged collateral to secure the obligations any Prudential Notes or other Prudential Debt) to become a party to the Security Documents pursuant to one or more instruments or agreements satisfactory in form and substance to the Collateral Agent, the effect of which shall be to secure the Obligations by a first priority Lien on and security interest in (which Lien and security interest may be pari passu with a like Lien and security interest in the Notes Collateral Agent for the holders of any Prudential Notes or other Prudential Debt) the Equity Interests of such New Subsidiary or other New Guarantor; provided, however, that in any event, prior to the time that any New Subsidiary or other New Guarantor receives the proceeds of, or makes, any loan or advance or other extension of credit, from or to, or otherwise becomes the obligor or obligee in respect of any Indebtedness of, any Loan Party or Subsidiary thereof, the Borrowers shall (A) cause to be taken, in respect of any such obligor, the action referred to in the preceding clauses (i), (ii), and (iii) to the extent required under the terms of such clauses, and (B) in the case of any such obligee, cause such obligee to become a party to the Subordination Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Administrative Agent. SECTION 5.11 Further Assurances. Each Borrower will, and will cause each other Loan Party and each of their respective Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements and the establishment of and deposit of Collateral into custody accounts) that the Required Lenders, the Administrative Agent, or the Collateral Agent, may request, in order to effectuate the transactions contemplated by the Loan Documents and (except for a Loan Party that is a CFC (other than as provided in Section 5.10)) in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents, it being understood that (prior to the occurrence of the Prudential Collateral

744627140 -107- Release) it is the intent of the parties that the Obligations shall be secured by, among other things, all the interests of the Loan Parties (other than any Foreign Borrowers) in each Subsidiary (other than a CFC, in which case only an interest in sixty-five percent (65.0065%) of the outstanding shares thereof shall be pledged as security except as provided in Section 5.10), including any such interests acquired subsequent to the Fourth Amendment Effective Date. Such security interests and Liens will be created under the Security Documents and other security agreements, and other instruments and documents in form and substance satisfactory to the Administrative Agent, and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, and lien searches) as the Administrative Agent or the Required Lenders shall reasonably request to evidence compliance with this Section 5.11. Each Borrower agrees to provide such evidence as the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien (which Lien and security interest may be coordinate, prior to the occurrence of the Prudential Collateral Release, be coordinated with a like Lien in Prudential for the benefit of the Prudential Notes or any other Prudential Debt). ARTICLE VI. Negative Covenants Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been cash collateralized to the reasonable satisfaction of the applicable Issuing Bank, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company and each Borrower covenants and agrees with the Lenders that: SECTION 6.01 Indebtedness. The Company and the Borrowers will not, nor will the Company or any Borrower permit any of its or their respective direct or indirect Subsidiaries, directly or indirectly to, create, incur, assume or permit to exist any Indebtedness or any preferred Equity Interests, except: (a) Indebtedness created hereunder or under the Loan Documents; (b) Indebtedness of a Loan Party in respect of any of the Prudential Notes or any other Prudential Debt or otherwise pursuant to the Prudential Shelf Agreement and Indebtedness incurred in substitution, refinancing or replacement of such Indebtedness, so long as, in the case of any such Indebtedness incurred after the Fourth Amendment Effective Date (other than Indebtedness incurred in substitution, refinancing or replacement of Indebtedness outstanding pursuant to this clause (b) in an amount not to exceed the amount of such Indebtedness being substituted, refinanced or replaced (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such substitution, refinancing or replacement)) the Company is in compliance on a Pro Forma Basis with the covenants set forth in Section 6.10 as of the last day of the most recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b); (c) Indebtedness existing on the date hereofFourth Amendment Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that 744627140 -108- do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof); (d) Indebtedness of one Loan Party or a Subsidiary of a Loan Party to another Loan Party or Subsidiary of a Loan Party; provided that any such Indebtedness (x) shall not be prohibited by Section 6.05 and (y) owing by the Company or any Guarantor to any Non-Guarantor Foreign Borrower or any Subsidiary that is not a Loan Party shall be subordinated to the Obligations on subordination terms reasonably acceptable to the Administrative Agent; (e) Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including purchase money Indebtedness and Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days (and in the case of industrial revenue bonds, 360 days) after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $50,000,00075,000,000 at any time outstanding; (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof other than as a result of a Division; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) after giving effect to such Person becoming a Subsidiary, the Company shall be in compliance with the covenants set forth in Section 6.10 on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b); (g) Indebtedness in respect of Banking Services Obligations; (h) Indebtedness of Subsidiaries (other than Loan Parties) in an aggregate outstanding amount not to exceed $125,000,000200,000,000 at any time; (i) Indebtedness in respect of Swap Agreements permitted under Section 6.06; (j) preferred stock of any Subsidiary issued on or prior to the Fourth Amendment Effective Date; (k) Indebtedness of, or preferred stock issued by, any Subsidiary to the Company or any other Subsidiary and permitted under Section 6.05; (l) contingent obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Dispositions of properties or assets or with purchases of properties or assets permitted hereunder; (m) Guarantees in respect of any Indebtedness permitted pursuant to this Section 6.01 if such guaranteeing Person would be permitted to incur such Indebtedness under this Section 6.01;

744627140 -109- (n) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds, in each case obtained in the ordinary course of business to support statutory and contractual obligations (other than Indebtedness) arising in the ordinary course of business; (o) Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business; (p) Indebtedness arising from the endorsement of items for deposit or collection of commercial paper received in the ordinary course of business; (q) Indebtedness incurred in connection with the financing of insurance premiums; and (r) (i) other Indebtedness so long as both before and after giving effect to the incurrence of such Indebtedness, (x) no Default or Event of Default shall have occurred and shall be continuing and (y) the Company shall be in compliance with the covenants set forth in Section 6.10 on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b), and (ii) extensions, renewals and replacements of any such Indebtedness incurred pursuant to clause (i) that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof); provided that, in the case of clauses (i) and (ii), the covenants, representations and defaults governing such Indebtedness shall not be more restrictive (taken as a whole) than those applicable to the existing commitments and loans, except to the extent (x) this Agreement shall be modified to grant the as the existing commitments and loans the benefit of such more restrictive provisions, (y) applicable solely to periods after the latest maturity date with respect to the existing commitments and loans hereunder in effect at the time of incurrence or issuance of such Credit Agreement Refinancing Indebtedness or (z) as otherwise agreed by the Administrative Agent in its reasonable discretion. SECTION 6.02 Liens. The Company and the Borrowers shall not, and shall not permit any other Loan Party or any of its or their Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except: (a) Permitted Encumbrances; (b) any Lien on any property or asset of any Loan Party or any Subsidiary existing on the date hereofFourth Amendment Effective Date and set forth inon Schedule 6.02 and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof and except that any such Liens on properties constructed, improved or acquired with the proceeds of industrial revenue or development bond issues representing Indebtedness of a Loan Party owing directly or indirectly to GE Capital Finance, Inc., and which Liens secure only such issues, whether such issues are outstanding as of the Fourth Amendment Effective Date or which are thereafter outstanding, may secure other such issues representing Indebtedness so owing to 744627140 -110- such obligee the proceeds of which have been used by a Loan Party to construct, improve or acquire other property, so long as such Liens do not extend to any property of a Loan Party not so financed and secure only Indebtedness represented by such issues); (c) any Lien existing on any property or asset prior to the acquisition thereof by any Loan Party or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of any Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof); (d) Liens on fixed or capital assets (including those granted to secure purchase money Indebtedness and Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets) acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days (and in the case of industrial revenue bonds, 360 days) after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 85% (in the case of real property and the improvements thereon) or 100% (in the case of personal property (other than fixtures)) of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower or other Subsidiary; (e) [reserved]; (f) [reserved]; (g) deposits and Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (h) servitudes, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party or any Subsidiary thereof; (i) Liens securing indebtedness of any Subsidiary (other than a Loan Party) to the Company or any other Subsidiary; provided that (w) such Indebtedness is permitted under Sections 6.01 and 6.05 hereof (as applicable), (x) all of the outstanding capital stock or other equity interests of each such Subsidiary shall be owned 100% directly or indirectly by the Company, (y) with respect to any such Subsidiaries to whom such Indebtedness is owed, such Subsidiaries (other than any such Subsidiary that is a CFC and other than any Immaterial Subsidiary) shall have become

744627140 -111- party to the Guarantee Agreement and (prior to the occurrence of the Prudential Collateral Release) the Pledge Agreement and taken each other action required to be taken by New Guarantors pursuant to Section 5.10 regardless of whether such Subsidiary is an Immaterial Subsidiary and (z) such indebtedness shall not be assigned or transferred by the obligee thereof to any Person other than another Loan Party or any of their respective Subsidiaries such that after giving effect to such assignment and transfer all of the foregoing conditions are satisfied; (j) Liens in favor of consignors in consignors’ consigned assets in an aggregate amount not to exceed $5,000,000; (k) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.04; (l) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Company or a Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; (m) Liens of lessors, lessees and sublessees of real property on property leased by or to a Borrower or a Subsidiary in the ordinary course of business and not interfering in any material respect with the business of such Borrower or Subsidiary; (n) Liens of customs and revenue authorities arising as a matter of law relating to the importing or exporting of goods in the ordinary course of business; (o) Liens to secure insurance premium financing; (p) Liens in the nature of contractual restrictions created under agreements related to Dispositions of assets permitted under Section 6.08; (q) Liens securing judgments or awards not constituting Events of Default; (r) Liens in the nature of contractual restrictions related to joint venture interests under joint venture agreements to the extent such investments are permitted under Section 6.04; (s) Liens related to permitted repurchase investments described in clause (d) of the definition of “Permitted Investments”; (t) claims by buyers to cash earnest deposits made in connection with Permitted Acquisitions or other investments permitted under this Agreement; (u) Liens securing credit facilities entered into by Foreign Subsidiaries (other than Foreign Borrowers) to the extent permitted under Section 6.01(h); 744627140 -112- (v) Liens securing the Indebtedness permitted under Section 6.01(b) so long as (i) the Obligations are secured equally and ratably therewith pursuant to such documents, instruments and agreements as shall be required by the Collateral Agent, including the Prudential Intercreditor Agreement and (ii) the Prudential Collateral Release shall not have occurred; (w) [reserved]; and (x) other Liens, provided that the aggregate amount of all outstanding Indebtedness secured by such Liens shall not at the time of the granting of any additional Lien exceed 15% of Consolidated Net Worth. SECTION 6.03 Fundamental Changes. (a) Each of the Company and each Borrower shall not, and shall not permit any other Loan Party or any of its SubsidiarySubsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that if either such Subsidiary is a Loan Party, the surviving Subsidiary shall be a Loan Party (and if either such Subsidiary is a Borrower, the surviving Subsidiary shall be such Borrower)), (iii) any Subsidiary may Dispose of its assets or any stock of its Subsidiaries to the Company or to another Subsidiary (provided that if the Subsidiary making such Disposition is a Loan Party, such Disposition shall be to a Loan Party or a Subsidiary that becomes a Loan Party substantially contemporaneously with such Disposition (unless the Loan Party making such Disposition acquired the assets or stock substantially contemporaneously from a Subsidiary that was not a Loan Party)), (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and any Subsidiary may Dispose of all or substantially all of its assets, or all or substantially all of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired) so long as any such Disposition is either permitted by Section 6.04 or is a Disposition of the stock of any Immaterial Subsidiary or any other Subsidiary is that is not a Loan Party, (v) in the event that any Foreign Borrower does not then have any Loans or Letters of Credit outstanding for its account, such Foreign Borrower may liquidate or dissolve or merge into or consolidate with any other Person (in which case Lippert shall provide notice of such transaction to the Administrative Agent and such Foreign Borrower shall cease to be a Foreign Borrower hereunder upon the consummation thereof); provided that any such merger or Division involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or Division shall not be permitted unless also permitted by Section 6.05. (b) The Borrowers will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the typetypes conducted by such Borrowerthe Company and its respective Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

744627140 -113- (c) The Borrowers will not permit their fiscal year to end on a day other than December 31 or change the such Borrower’s method of determining its fiscal quarters. SECTION 6.04 Dispositions. Each of the Company and each Borrower will not, nor will it permit any other Loan Party or any of their respective Subsidiaries to, make any Disposition, except: (a) Dispositions of used, surplus, obsolete or worn out property not used or useful in such Person’s business; (b) Dispositions of inventory and Permitted Investments in the ordinary course of business; (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) Dispositions of property by any Subsidiary to the Company or to a Subsidiary so long as, in the case of any such Disposition by a Loan Party, the transferee shall be a(x) any Loan Party (other than a Non-Guarantor Foreign Borrower), (y) any Subsidiary that is not a Loan Party or a Non-Guarantor Foreign Borrower to the extent aggregate Dispositions to Foreign Borrowers would exceed $10,000,000 as a result of anyany such Person does not exceed $20,000,000 or (z) any Subsidiary so long as such Disposition) constitutes an investment permitted under Section 6.05; (e) Dispositions permitted by Section 6.03 and any Dispositions of stock of Subsidiaries to the Company or to another Subsidiary, provided that if the Subsidiary making such Disposition is a Loan Party, such Disposition shall be to a Loan Party or a Subsidiary that becomes a Loan Party substantially contemporaneously with such Disposition (unless the Loan Party making such Disposition acquired the stock substantially contemporaneously from a Subsidiary that was not a Loan Party); (f) leases, licenses, subleases or sublicenses granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of any Borrower and any of such Borrower’s respective Subsidiaries; (g) Dispositions of intellectual property rights that are no longer used or useful in the business of any Borrower and any of such Borrower’s respective Subsidiaries; (h) the discount, write-off or Disposition of past due accounts receivable in the ordinary course of business; (i) Restricted Payments permitted by Section 6.07 and investments permitted by Section 6.05; (j) abandonment of non-material intellectual property assets in the ordinary course of business; 744627140 -114- (k) Dispositions of assets or any stock of any Subsidiary, in each case, acquired pursuant to a Permitted Acquisition or other investment permitted by this Agreement, which assets or Subsidiaries are not used in or useful in the business; (l) surrender, release or waiver of contract rights in the ordinary course of business so long as such surrender, release or waiver would not have a material effect on the rights, assets or business of such Loan Party or Subsidiary; (m) Dispositions of interests in a Swap Agreement in connection with the unwinding of such Swap Agreement; (n) Dispositions of investments or assets to joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements pursuant to an investment permitted by Section 6.05; provided that the aggregate Fair Market Value for all investments and assets transferred to such joint ventures pursuant to this clause (n) shall not, in the aggregate together with all investments in joint ventures pursuant to Section 6.05(p), exceed $20,000,00025,000,000; (o) Dispositions that consist of charitable donations in the ordinary course of business and consistent with past practices; and (p) Dispositions by the Company or any Subsidiary; provided that the aggregate book value of all property Disposed of pursuant to this clause (p) in shall not exceed (x) 10% of Consolidated Total Assets (as determined as of the end of the fiscal quarter of the Company ending on or immediately before the determination date) in any fiscal year or (y) 25% of Consolidated Total Assets (measured as of the Fourth Amendment Effective Date) in the aggregate after the Fourth Amendment Effective Date. SECTION 6.05 Investments, Loans, Advances, Guarantees and Acquisitions. Each of the Company and each Borrower will not, nor will it permit any other Loan Party or any of their respective Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, any Person that was not a wholly owned Subsidiary prior to such merger or Division) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except: (a) Permitted Investments; (b) (i) investments by the Company or any Borrowerwholly-owned Subsidiary in the capital stock of its Subsidiaries; provided that in the case of any such investment by any Loan Party, such investment shall be (i) to or in another Loan Party (other than aany Non-Guarantor Foreign Borrower), (ii) used for consideration for Permitted Acquisitions or other investments permitted by this section or (iii) otherwise in an aggregate outstanding amount (together with the outstanding amount of any loans or advances described in clause (iii) of the proviso to clause (c) below) not to exceed $50,000,000 at any timethe greater of (x) $75,000,000 or (y) 15.0% of

744627140 -115- EBITDA (calculated on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b)) at any time and (ii) the ownership of stock in wholly-owned Subsidiaries of the Company existing as of the Fourth Amendment Effective Date or any future stock ownership in wholly-owned Subsidiaries acquired or created pursuant to any Permitted Acquisition or other investment permitted by this Agreement; (c) loans or advances made by any Borrower to any Subsidiary and made by any Subsidiary to any Borrower or any other Subsidiary, and Guarantees by any Borrower or Subsidiary of Indebtedness or any other obligations of any Borrower or Subsidiary permitted hereunder; provided that in the case of any such loan or advance or Guarantee by any Loan Party, (i) such loan or advance or Guarantee shall be (i) to or in, or a Guarantee of Indebtedness of, another Loan Party (other than a Non-Guarantor Foreign Borrower), (ii) the proceeds of such loan or advance (or of the amounts Guaranteed) shall be used for consideration for Permitted Acquisitions or (iii)other investments permitted by this section, (iii) such loan, advance or Guarantee shall otherwise be in an aggregate outstanding amount (together with the outstanding amount of any loans or advances described in clause (iii) of the proviso to clause (b) above) not to exceed $50,000,000 at any time or (iv) such Guarantee relates to any performance guaranty entered into in the ordinary course of business or in connection with any transaction permitted by the terms of this Agreement; (d) Guarantees constitutingof Indebtedness permitted by Section 6.01, provided that the Borrower or Subsidiary Guaranteeing such Indebtedness would be permitted to incur such Indebtedness pursuant to Section 6.01(d); (e) investments constituting acquisitions of the assets or stock or other securities of any Person or of assets constituting a business unit; provided, however, that (i) both before and after giving effect to such acquisition, (x) no Default or Event of Default exists and (y) the Company is in compliance with Section 6.10(a) and (b) on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b), (ii) in the case of an acquisition or series of related acquisitions for consideration of $100,000,000200,000,000 or more, (x) the Company shall have notified the Administrative Agent at least ten (10) days prior to the consummation thereof and provided the Administrative Agent with drafts of definitive acquisition documentation, including schedules and exhibits thereto (provided that to the extent drafts are not available on such date, the Company shall provide the Administrative Agent with such drafts promptly upon their becoming available), and (y) the Company shall provide the Administrative Agent with a copy of all business and financial information reasonably requested by the Administrative Agent, including pro forma financial statements, calculations of EBITDA made on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b), acquisition summaries and, to the extent available, projections, quality-of- earnings reports and diligence summaries, (iii) the aggregate consideration for any such acquisitions of assets, stock or other securities of Persons that do not become Loan Parties or are otherwise owned by Persons that are not Loan Parties and do not become Loan Parties in connection with such acquisitions shall not exceed $300,000,000400,000,000 in the aggregate after the Fourth Amendment Effective Date, and (iv) any such acquisition shall not be a “hostile” acquisition and shall have been approved by the board of directors (or equivalent governing body) 744627140 -116- and/or the shareholders (or equivalent) of the applicable Loan Party and of the business unit or Person to be acquired (any acquisition meeting all the criteria of this Section 6.05(e) being referred to herein as a “Permitted Acquisition”); (f) other investments in an aggregate amount not to exceed $50,000,000 lessthe result of (i) the greater of $75,000,000 and 15.0% of EBITDA (calculated on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b)) less (ii) the amount of any repayments or returns of capital in respect of any such investment; (g) other investments, provided that (i) no Default or Event of Default would exist and (ii) the Total Net Leverage Ratio would not exceed 2.003.00:1.00 on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b); (h) purchases of capital stock of the Company so long as the Company would be permitted to make any such purchase under Section 6.07; (i) advances to management personnel, employees and agents in the ordinary course of business for travel and entertainment expenses in an aggregate outstanding amount not to exceed $250,000; (j) other investments existing on the date of this AgreementFourth Amendment Effective Date and disclosed on Schedule 6.05; (k) investments in the nature of non-cash consideration related to Dispositions permitted under Section 6.04; (l) investments in the form of Swap Agreements permitted under Section 6.06; (m) investments in the nature of accounts receivable, notes receivable, security deposits, prepayments and trade credit arising in the ordinary course of business; (n) investments received in connection with bankruptcy of customers and in good faith settlement of delinquent obligations of, and other disputes with, customers, so long as such underlying obligations arise in the ordinary course of business of the applicable Loan Party or Subsidiary; (o) short term intercompany investments between the Loan Parties, between the Loan Parties and their Subsidiaries and, between Subsidiaries and the Loan Parties and between Subsidiaries that are not Loan Parties related to cash management arising in the ordinary course of business in an, so long as the aggregate outstanding amount not to exceed $5,000,000of any investment into any Subsidiary that is not a Loan Party under this clause (o) shall not exceed the greater of $20,000,000 or 5.0% of EBITDA at any time; and (p) investments in joint ventures if the aggregate outstanding consideration for all such joint ventures, together with the Fair Market Value of all assets and investments transferred to joint ventures pursuant to Section 6.04(n), does not exceed $20,000,000.25,000,000.

744627140 -117- SECTION 6.06 Swap Agreements. Neither the Company or any Borrower will nor will it permit any other Loan Party or any of their respective Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which such Borrower or such other Loan Party or Subsidiary has actual exposure (other than those in respect of Equity Interests of such Borrower or such other Loan Party or Subsidiary), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest- bearing liability or investment of any Borrower any other Loan Party or any of their respective Subsidiaries and (c) Swap Agreements consisting of Permitted Bond Hedge Transactions or Permitted Warrant Transactions. SECTION 6.07 Restricted Payments. Neither the Company or any Borrower shall, nor shall it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests (or if not ratably, on a basis more favorable to the Borrowers and the other Loan Parties), (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, (d) the Company and its Subsidiaries may acquire or otherwise purchase capital stock of any Subsidiary or make capital contributions in a Subsidiary, (e) the Company may make additional Restricted Payments in an aggregate amount not to exceed $100,000,000150,000,000 in any fiscal year, (f) the Company may make any Restricted Payments so long as both before and after giving effect thereto, (i) no Default of Event of Default shall have occurred and be continuing, and (ii) the Total Net Leverage Ratio would not exceed 2.502.75:1.00 on a Pro Forma Basis and (iii) the Debt Service Coverage Ratio would not be less than 2.00:1.00 on a Pro Forma Basisas of the last day of the most recently-ended fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b), and (g) the making of cash payments in connection with any conversion, at the election of the holder of any Permitted Convertible Notes, of Permitted Convertible Notes, in an aggregate amount after the date of the applicable indenture governing such Permitted Convertible Notes not to exceed the sum of (A) the principal amount of such Permitted Convertible Notes plus (B) any payments received by the Company or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction and (h) (A) any payments in connection with a Permitted Bond Hedge Transaction and (B) the settlement of any related Permitted Warrant Transaction either (i) in shares of common stock or (ii) in cash by set-off against the related Permitted Bond Hedge Transaction or to the extent such payment is substantially concurrently received under any Permitted Bond Hedge Transaction. SECTION 6.08 Transactions with Affiliates. The Company and the Borrowers will not, and will not permit any other Loan Party which is a Subsidiary of a Borrower or any such Loan Party’s Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than the Company or any Subsidiary), in each case involving aggregate payments, value or consideration in excess of $1,000,0005,000,000 for any such transaction or series of related transactions, except (a) at prices and on terms and conditions not less favorable to such Borrower, such other Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among 744627140 -118- any Borrower (other than Foreign Borrowers) and its Subsidiaries not involving any other Affiliate of a Loan Party that is not a Loan Party (other than a Foreign Borrower), (c) any merger, consolidation, liquidation, dissolution or conveyance permitted under Section 6.03, any Restricted Payment permitted by Section 6.07, any investment permitted under Section 6.05, any Disposition permitted under Section 6.04 and any Indebtedness permitted under Section 6.01, (d) intercompany transactions for the purpose of improving the consolidated tax efficiency of the Company and its Domestic Subsidiaries, (e) payments by the Company and its Domestic Subsidiaries pursuant to tax sharing agreements among the Company and its Domestic Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party, (fc) employment, indemnification, benefits and compensation arrangements (including arrangements made with respect to bonuses and equity-based awards and any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors) entered into in the ordinary course of business with members of the board of directors or management committee, officers and employees of such Borrower, such other Loan Party or such Subsidiary and (gd) customary transactions not otherwise prohibited under this Agreement in connection with an insurance company that has been formed to provide insurance coverage to such Borrower, such other Loan Party or such Subsidiary. SECTION 6.09 Restrictive Agreements. The Company and the Borrowers will not, and will not permit any other Loan Party or any of their respective Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower, any other Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the Prudential Shelf Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereofFourth Amendment Effective Date identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof which are not otherwise prohibited hereunder, (vi) the foregoing shall not apply to customary prohibitions, restrictions and conditions in licenses, leases and governmental permits concerning Liens on assets subject thereto, (vii) the foregoing shall not apply to customary prohibitions or restrictions in joint venture agreements and similar agreements that relate solely to the activities of joint ventures permitted under Section 6.05, (viii) the foregoing shall not apply to customary prohibitions, restrictions or conditions contained in agreements relating to any asset sale or disposition pending such sale or disposition other than restrictions on Liens, provided that

744627140 -119- such prohibitions, restrictions and conditions apply only to the Loan Party or Subsidiary or its assets to be sold or disposed of and such sale or disposition is permitted hereunder, (ix) the foregoing shall not apply to limitations or restrictions consisting of customary net worth, leverage or other financial covenants in each case contained in, or required by, any contractual obligation governing Indebtedness of a Borrower, a Loan Party or any of their respective Subsidiaries permitted under Section 6.01, (x) the foregoing shall not apply to customary prohibitions, restrictions and conditions contained in Swap Agreements permitted pursuant to Section 6.06 and in any agreement related to Banking Services, (xi) the foregoing shall not apply to customary prohibitions, restrictions and conditions in Guarantees and permitted hereunder that waive or prohibit parties thereto from collecting intercompany obligations after the occurrence of a default, and (xii) the foregoing shall not apply to any prohibition contained in any agreement, bond, note or other instrument (or any refinancing thereof) permitted hereunder with respect to any Person or the property or assets of such Person acquired by a Borrower, a Loan Party or any of their respective Subsidiaries in an acquisition permitted hereunder and existing at the time of such acquisition; provided that such prohibition is not applicable to any Person or the property or assets of any Person other than such acquired Person or the property or assets of such acquired Person. SECTION 6.10 Certain Financial Covenants. (a) The Borrowers shall not permit the Total Net Leverage Ratio to exceed 3.00:1.00 as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2018; provided that after the consummation or making of any Material Acquisition, such maximum Total Net Leverage Ratio shall be increased to 3.50:1.00 solely for the last day of the fiscal quarter in which such Material Acquisition is consummated or made and for the last day of the next three succeeding fiscal quarters, provided that (i) such election shall not be made more than two (2) times after the Fourth Amendment Effective Date and prior to the Maturity Date and (ii) after the last fiscal quarter for which such 3.50:1.00 ratio level shall apply following such election, there shall be at least two fiscal quarters during which the ratio level is 3.00:1.00 prior to any further such election. (b) The Borrowers shall not permit the Debt Service Coverage Ratio at the conclusion of the twelve -month period ending on the last day of any fiscal quarter to be less than 2.00:1.00, commencing with the fiscal quarter ending December 31, 2018. SECTION 6.11 Amendment of Certain Documents. No Borrower shall, nor shall it permit any other Loan Party or any of their respective Subsidiaries to: (a) Permit the termination of, or any amendment, waiver or modification to, the certificate of incorporation or by-laws, certificate of limited partnership, certificate of formation, agreement of limited partnership, operating agreement or similar organizational document, as the case may be, of any Loan Party or Subsidiary thereof, except (i) to the extent necessary to effect a transaction permitted under Section 6.03, (ii) for amendments, modifications or waivers that are not adverse in any respect to the Lenders, the Administrative Agent, the Collateral Agent, or the Issuing Banks, (iii) in connection with the dissolution of any Loan Party having de minimus assets or (iv) any amendments of such documents by Immaterial Subsidiaries that are not Loan Parties 744627140 -120- (other than a Foreign Borrower) so long as the Company shall have determined that such amendment, modification or waiver is in the best interests of the Company and its Subsidiaries (taken as a whole); provided that Lippert shall provide the Administrative Agent with prompt written notice of the dissolution of any Loan Party or Subsidiary and of the Loan Party or Subsidiary to which any assets of such dissolved entity have been transferred. (b) Amend in any material respect the Prudential Shelf Agreement, or the Prudential Notes or any other Prudential Debt or any other agreement entered into in connection therewith without the prior written consent of the Required Lenders, other than any amendment that (i) would make any representation, covenant or event of default more favorable to the Company and its Subsidiaries, (ii) extend the maturity date or any other date for payment of any amount in respect thereof or (iii) reduce or forgive any amount payable in respect thereof; provided that the Prudential Shelf Agreement and the other documents evidencing the Prudential Debt may be amended after the Fourth Amendment Effective Date in order to conform any representations, covenants and events of default to the corresponding provisions of this Agreement. InTo the eventextent that at any time any representation, covenant or event of default set forth in the Prudential Shelf Agreement or the other definitive documentation for the Prudential Debt is more restrictive in any respect than the corresponding representation, covenant or event of default in the Loan Documents, or any such representation, covenant or event of default set forth in the Prudential Shelf Agreement or the other definitive documentation for the Prudential Debt is in addition to the representations, covenants and events of default set forth in the Loan Documents, (a) such more restrictive or additional representations, covenants and events of default shall be, and are hereby, deemed to be incorporated by reference in their entirety in this Agreement as though set forth herein in full and (b) upon the request of the Administrative Agent or the Required Lenders on any date on or after the date 90 days after the Effective Date, the Company shall, and shall cause its Subsidiaries to, enter into one or more amendments to this Agreement and the other Loan Documents in form and substance reasonably satisfactory to the Administrative Agent (which amendment or amendments shall not, for the avoidance of doubt, require the approval or consent of any other Lender) in order to incorporate such more restrictive or additional representations, covenants and events of default. SECTION 6.12 Use of Proceeds. No Borrower will, nor permit any other Loan Party or any of their respective Subsidiaries to use the proceeds of the Loans for any other purpose other than a purpose pursuant to Section 5.08 and in a manner not in violation of Anti-Corruption Laws and applicable Sanctions. SECTION 6.13 Centre of Main Interest. No Loan Party incorporated in the Netherlands shall change is centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation), nor shall it have an “establishment” in any other jurisdiction. ARTICLE VII. Events of Default SECTION 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

744627140 -121- (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of threefive days; (c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made; (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or 5.03 (with respect to any Borrower’s existence) or in Article VI; (e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender); (f) any Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period (unless waived in writing by the holder or holders of such Material Indebtedness for such time as such waiver shall continue in effect by its terms); (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided further that this clause (g) shall not apply in respect of any satisfaction of a condition to conversion, or any actual conversion of, any Permitted Convertible Notes; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower, any Loan Party or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, judicial manager or similar 744627140 -122- official for the Company or any Subsidiary or for a substantial part of its assets or (iii) any Loan Party incorporated in the Netherlands has filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990), and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) any Loan Party or any other Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, judicial manager or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; (j) any Loan Party or any Subsidiary thereof shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount (not covered by insurance as to which the carrier or broker has not disputed coverage) in excess of $50,000,000 shall be rendered against any Borrower, any other Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 3060 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower, any other Loan Party, any Subsidiary to enforce any such judgment; (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; (m) a Change in Control shall occur; or (n) any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or any Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document. SECTION 7.02 Remedies Upon an Event of Default. If an Event of Default occurs (other than an event with respect to the Company or any Borrower described in Sections 7.01(h) or 7.01(i)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Company, take any or all of the following actions, at the same or different times: (a) terminate the Commitments, and thereupon the Commitments shall terminate immediately;

744627140 -123- (b) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (c) require that the Borrowers provide cash collateral as required in Section 2.06(j); and (d) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and Applicable Law. If an Event of Default described in Sections 7.01(h) or 7.01(i) occurs with respect to the Company or any Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the Borrowers to cash collateralize the LC Exposure as provided in clause (c) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by each Borrower on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by each Borrower on behalf of itself and its Subsidiaries. Each Borrower further agrees on behalf of itself and its Subsidiaries, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably 744627140 -124- select, whether at the premises of the Company, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Borrower on behalf of itself and its Subsidiaries waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. SECTION 7.03 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Company or the Required Lenders: (a) all payments received on account of the Obligations shall, subject to Section 2.20, be applied by the Administrative Agent as follows: (i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such); (ii) second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them; (iii) third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them; (iv) fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements, Banking Services Obligations and amounts owing under IR/FX Hedging Agreements and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent

744627140 -125- not otherwise cash collateralized by the Borrowers pursuant to Section 2.06 or 2.20, ratably among the Lenders, the Issuing Banks, the IR/FX Protection Merchants and the other Persons holding Banking Services Obligations in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.20, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.03; (v) fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and (vi) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the applicable Borrower or as otherwise required by law; and (b) if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, Banking Services Obligations and Obligations arising under IR/FX Hedging Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable IR/FX Protection Merchant or Lender providing (or whose Affiliate is providing) such Banking Services, as the case may be. Each IR/FX Protection Merchant or Lender providing (or whose Affiliate is providing) such Banking Services which in each case is not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto. ARTICLE VIII. The Administrative Agent SECTION 8.01 Authorization and Action. (a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing 744627140 -126- Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. (b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing: (i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other Obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with

744627140 -127- reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; (ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of United States of America, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and (iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account; (d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub- agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. (e) None of any Documentation Agent nor any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder. (f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent 744627140 -128- (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding. (g) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution. (h) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article. SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan

744627140 -129- Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. (b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Company, any Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any claim, liability, loss, cost or expense suffered by any Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Exchange Rate or Dollar Equivalent. (c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). 744627140 -130- SECTION 8.03 Posting of Communications. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Fourth Amendment Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Company and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY DOCUMENTATION AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

744627140 -131- (d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (e) Each of the Lenders, each of the Issuing Banks and each of the Company and the Borrowers agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. SECTION 8.04 The Administrative Agent Individually. With respect to its Commitments, Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks. SECTION 8.05 Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrowers, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor 744627140 -132- Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. (b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above. SECTION 8.06 Acknowledgements of Lenders and Issuing Banks. (a) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger, any Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-

744627140 -133- public information within the meaning of the United States securities laws concerning each Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. (b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date. (c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error. (ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. 744627140 -134- (iii) Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party except to the extent such erroneous Payment was comprised (and solely with respect to the amount of such payment that was comprised) of funds received by the Administrative Agent from any Borrower or any other Loan Party under or in connection with this Agreement. (iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.g SECTION 8.07 Collateral and Guarantee Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. (b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Obligations and no IR/FX Hedging Agreement the obligations under which constitute Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or IR/FX Hedging Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph. (c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral. (d) The Secured Parties irrevocably authorize the Administrative Agent to (i) release all liens on all Collateral upon the payment in full of all Obligations (other than (x) any Letters of

744627140 -135- Credit which have been cash collateralized or otherwise become subject to credit support satisfactory to the applicable Issuing Bank, (y) obligations under IR/FX Hedging Agreements and Banking Services Obligations and (z) contingent indemnification obligations for which no claim has been made) and the termination of all Commitments, (ii) release any Subsidiary from the Guarantee Agreement, and release all Liens granted by such Subsidiary (and, in the case of clause (x) below, release all Liens granted by other Loan Parties in the shares of such Subsidiary), in the event that such Subsidiary (x) is sold to a Person that is not a Loan Party (other than a Non- Guarantor Foreign Borrower) pursuant to a transaction permitted hereunder or (y) is or becomes an Immaterial Subsidiary, provided that no such release shall be granted in the case of clause (y) to the extent that such Subsidiary is a guarantor in respect of, or has granted liens on shares of its subsidiaries to secure, the obligations under any Prudential Notes or other Prudential Debt, in each case unless such guarantee or Lien in respect of the Prudential Notes or other Prudential Debt is released substantially concurrently with the release of such Subsidiary from the Guarantee Agreement or the release of such Liens, as applicable (and each Secured Party hereby authorizes the Administrative Agent to consent to, and the Administrative Agent hereby does consent to, any release by the Notes Collateral Agent (as defined in the Prudential Intercreditor Agreement) of any such guarantee or Lien by any Immaterial Subsidiary in respect of the Prudential Notes and other Prudential Debt). (e) The Secured Parties irrevocably authorize the Administrative Agent to release all liens on all Collateral upon the occurrence of the Prudential Collateral Release Event so long as at the time of such release no Default or Event of Default shall have occurred and be continuing. SECTION 8.08 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect 744627140 -136- to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. SECTION 8.09 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

744627140 -137- (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). (c) The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. ARTICLE IX. Miscellaneous 744627140 -138- SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows: (i) if to any Loan Party, c/o the Company at: 3501 County Road 6 East, Elkhart, Indiana 46514, Attention of Brian Hall (Facsimile: (575) 217-0358); (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 10 S. Dearborn St. L2, Chicago, IL 60603, Attention of Jasmine Doke, Loan and Agency Bank Services Group (Fax No. (844) 490-5663); (iii) if to an Issuing Bank, to JPMorgan Chase Bank, N.A., Loan and Agency Bank Services Group, 10 S. Dearborn St. L2, Chicago, IL 60603, Attention: Cheryl Lyons (Facsimile: (888) 303-9732); and (iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). (b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company and the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. (c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

744627140 -139- (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. (b) Subject to Section 2.14(b) and Section 9.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend Section 2.13(d) or to waive the obligation of the Borrowers to pay interest at rates specified in such clause or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.09(c) or 2.18(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.20(b) or 7.03 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or, in the case of an amendment to the definition of “Required Revolving Lenders” or that directly affects only the Lenders under a particular Class, without the written consent of each Lender under such Class) or (vii) release all or substantially all of the value of the Guarantee Agreement or all or substantially all of the Collateral, in each case without the written consent of each Lender (provided, however, that nothing in this Section 9.02(b)(vii) shall require the consent of each 744627140 -140- Lender for a release of Collateral or a release of Subsidiaries from the Guarantee Agreement permitted by Section 8.07(d)); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks hereunder without the prior written consent of the Administrative Agent, the Issuing Banks, as the case may be; provided further that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between any Borrower and an Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between any Borrower and an Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Bank, respectively. (c) If the Administrative Agent and Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) Lippert shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one primary firm of counsel for the Administrative Agent and of one firm of local counsel for the Administrative Agent in each reasonably necessary jurisdiction, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one primary firm of counsel for such Persons and of one firm of local counsel for such Persons in each reasonably necessary jurisdiction (and, in the case of any actual or perceived conflict of interest, additional counsel to all similarly situated Persons taken as a whole in each such jurisdiction to the extent necessary to resolve such conflicts), in connection with the enforcement or protection of its rights against any Loan Party in connection with this Agreement and the other Loan Documents, including its rights against any Loan Party under this Section, or in connection with the Loans made hereunder or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Lippert shall indemnify the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan

744627140 -141- Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by any Borrower or any other Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or from a breach by such Indemnitee in bad faith of its obligations under the Loan Documents or (y) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by any Borrower or any of their respective Affiliates and that is brought by another Indemnitee against such Indemnitee (other than any such claim, litigation, investigation or proceeding brought against the Administrative Agent or any Arranger (in its capacity as such) by any other Indemnitee). To the extent not prohibited by applicable law, any Person seeking to be indemnified under this Section 9.03(b) shall, upon obtaining knowledge thereof, use commercially reasonable efforts to give prompt written notice to Lippert of the commencement of any action or proceeding giving rise to such indemnification claim, provided that the failure to give such notice shall not relieve Lippert of any indemnification obligation hereunder. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. (c) Each Lender severally agrees to pay any amount required to be paid by any Borrower under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, 744627140 -142- actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (d) To the extent permitted by applicable law (i) no Loan Party shall assert, and the Company and each Borrower hereby waives (on behalf of itself and each of its subsidiaries), any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (e) All amounts due under this Section shall be payable promptly after written demand therefor. SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) neither the Company nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company or any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of: (A) the Borrowers; provided that, (x) the Borrowers shall be deemed to have consented to an assignment of all or a portion of the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and (y) the Borrowers shall be

744627140 -143- deemed to have consented to an assignment of all or a portion of the Revolving Loans and Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of the Borrowers shall be required for an assignment to a Lender having a commitment and Loans under the applicable Facility, an Affiliate of such a Lender, an Approved Fund of such a Lender or, if an Event of Default has occurred and is continuing, any other assignee; (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and (C) solely in the case of an assignment of any Revolving Commitment and/or Revolving Loan, each Issuing Bank. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Facility, the amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of Lippert and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans; provided that this Section 9.04(b)(ii)(B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans; (C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee 744627140 -144- designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings: “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) a Loan Party or Subsidiary or Affiliate of a Loan Party; provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each respective Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each

744627140 -145- Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the 744627140 -146- Participant acquired the applicable participation. Each Lender that sells a participation agrees, at any Borrower’s request and expense, to use reasonable efforts to cooperate with such Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non- fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) (i) Notwithstanding anything to the contrary in this Agreement, no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrowers have consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrowers of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply. (ii) If any assignment or participation is made to any Disqualified Institution without the Borrowers’ prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrowers may, at Lippert’s sole expense and effort, upon notice to the applicable Disqualified

744627140 -147- Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) repay all obligations in respect of Term Loans owing to such Disqualified Institution and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations). (iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Loan Parties, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any debtor relief laws (a “Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code (or any similar provision in any other Debtor Relief Lawsdebtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2). (iv) The Administrative Agent shall have the right, and each Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on any electronic communication, including that portion of any electronic communication that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same. SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties and other Subsidiaries herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or 744627140 -148- on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The parties hereto acknowledge and agree that this Agreement amends, modifies and restates (but is not a novation of) the Existing Credit Agreement. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (b) Delivery of an executed counterpart of a signature page of this Agreement(x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of thean actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated herebythis Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative

744627140 -149- Agent to accept electronic signaturesElectronic Signatures in any form or format without its prior written consent. and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i)to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii)upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (I) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (II) waives any claim against any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured 744627140 -150- or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York. (b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York. (c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower, any Loan Party or its properties in the courts of any jurisdiction. (d) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

744627140 -151- Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under any other Loan Document, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their respective obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrowers, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this 744627140 -152- Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers who did not acquire such information as a result of a breach of this Section or (j) in respect of any Foreign Borrower which is incorporated in Singapore, to agents or service providers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Loan Parties hereby authorize the publication by Administrative Agent or any Lender of customary advertising materials relating to the transaction contemplated hereby using the name, product, photographs, logo or trademark of the Loan Parties; provided that any such use of any such photograph, logo or trademark shall be subject to the prior written consent of Lippert. SECTION 9.13 Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON- PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. (b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON- PUBLIC INFORMATION ABOUT THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW. SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance

744627140 -153- with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRBapplicable Overnight Rate to the date of repayment, shall have been received by such Lender. SECTION 9.15 No Fiduciary Duty, etc. (a) The Company and each Borrower each acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to such Borrower with respect thereto. (b) Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which the Borrowers may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. (c) In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in 744627140 -154- connection with the transactions contemplated by the Loan Documents, or to furnish to such Borrower, confidential information obtained from other companies. SECTION 9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act. SECTION 9.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEAAffected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEAthe applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEAthe applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEAAffected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEAAffected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEAthe applicable Resolution Authority. SECTION 9.18 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent, the Collateral Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, the Collateral Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the

744627140 -155- Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, the Collateral Agent or any Lender from the Borrowers in the Agreement Currency, the Borrowers agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Collateral Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law). (a) The obligations hereunder and under the other Loan Documents of the Borrowers to make payments in dollars (the “Obligation Currency”), shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, which is expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent, such Issuing Bank or such Lender under this Agreement or the other Loan Documents, and the applicable Borrower shall (and does hereby) indemnify the Administrative Agent, the Collateral Agent, such Issuing Bank or such Lender, as applicable, for any shortfall. (b) If, for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent of such amount, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”). If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. SECTION 9.19 Intercreditor Agreements. Each of the Lenders hereby acknowledges that it has received and reviewed the Prudential Intercreditor Agreement and agrees to be bound by the terms thereof as if such Lender was a signatory thereto. Each Lender (and each person that becomes a Lender hereunder pursuant to Section 2.04) hereby (a) acknowledges that the Administrative Agent is acting under the Prudential Intercreditor Agreement (and any other intercreditor agreement contemplated hereby and executed after the date hereof) as both the Collateral Agent and the Administrative Agent and (b) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Administrative Agent or the Collateral Agent any claims, cause of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 2.04) hereby authorizes and directs the Administrative Agent to 744627140 -156- enter into the Prudential Intercreditor Agreement (and any other intercreditor agreement contemplated hereby and executed after the date hereof) on behalf of such Lender and agrees that each of the Collateral Agent and the Administrative Agent, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Prudential Intercreditor Agreement (and any such other intercreditor agreement). SECTION 9.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Signature Page to Fourth Amended and Restated Credit Agreement 744627140 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written. LCI INDUSTRIES By: Name: Title: LIPPERT COMPONENTS, INC., By: Name: Title: LCI INDUSTRIES C.V., REPRESENTED BY ITS SOLE GENERAL PARTNER, KINRO TEXAS INC. By: Name: Title: LCI INDUSTRIES B.V. By: Name: Title: Signature Page to Fourth Amended and Restated Credit Agreement 744627140 JPMORGAN CHASE BANK, N.A., individually as a Lender, as an Issuing Bank and as Administrative Agent By: Name: Title:

Signature Page to Fourth Amended and Restated Credit Agreement 744627140 WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and as a Lender By: Name: Title: Signature Page to Fourth Amended and Restated Credit Agreement 744627140 BANK OF AMERICA, N.A., as Documentation Agent and as a Lender By: Name: Title:

Signature Page to Fourth Amended and Restated Credit Agreement 744627140 SUNTRUST BANK, as a Lender By: Name: Title: Signature Page to Fourth Amended and Restated Credit Agreement 744627140 BANK OF THE WEST, as a Lender By: Name: Title:

Signature Page to Fourth Amended and Restated Credit Agreement 744627140 U.S. BANK NATIONAL ASSOCIATION, as a Lender By: Name: Title: Signature Page to Fourth Amended and Restated Credit Agreement 744627140 BRANCH BANKING AND TRUST, as a Lender By: Name: Title:

Signature Page to Fourth Amended and Restated Credit Agreement 744627140 BMO HARRIS BANK N.A., as a Lender By: Name: Title: 744627140 EXHIBIT A ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: ______________________________ 2. Assignee: ______________________________ [and is an Affiliate/Approved Fund of [identify Lender]1 ] 3. Borrower(s): Lippert Components, Inc., LCI Industries C.V., LCI Industries B.V., [LCI Industries Pte. Ltd.] 1Select as applicable.

744627140 4. Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement 5. Credit Agreement: The Fourth Amended and Restated Credit Agreement dated as of December 14, 2018, among LCI Industries, Lippert Components, Inc., LCI Industries C.V., LCI Industries B.V., LCI Industries Pte. Ltd., the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank 6. Assigned Interest: Facility Being Assigned2 Aggregate Amount of Commitment/Loans for all Lenders under such Facility Amount of Commitment/Loans Assigned under such Facility Percentage Assigned of Commitment/Loans under such Facility3 $ $ % $ $ % $ $ % Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws. 2 Specify Revolving Commitments or Term Loans. 3Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 744627140 The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: Title: ASSIGNEE [NAME OF ASSIGNEE] By: Title:

744627140 [Consented to and] Accepted: [NAME OF ADMINISTRATIVE AGENT], as Administrative Agent By_________________________________ Title: [Consented to:] [NAME OF RELEVANT PARTY] By________________________________ Title: 744627140 LIPPERT COMPONENTS, INC. STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and

744627140 other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York. 744627140 EXHIBIT B FORM OF BORROWING REQUEST JPMorgan Chase Bank, N.A., as Administrative Agent [ADDRESS] Telephone: [ ] Email: [ ] Fax: [ ] Attention: [ ] Copy to: JPMorgan Chase Bank, N.A., as Administrative Agent [ADDRESS] Attention: [ ] [Date] Ladies and Gentlemen: Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of December 14, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LCI Industries, a Delaware corporation, Lippert Components, Inc., a Delaware corporation, each Foreign Borrower from time to time party thereto, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes a Borrowing Request and [Name of Borrower] hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection [Name of Borrower] specifies the following information with respect to such Borrowing: (A) Aggregate principal amount of Borrowing: $_________________ (B) Date of Borrowing (which is a Business Day):________________ (C) Currency of Borrowing:4 ________________ (D) Type of Borrowing:5 ____________________________________ 4 If no election as to currency is specified, then the requested Borrowing shall be denominated in dollars. 5Specify ABR Borrowing, EurodollarRFR Borrowing, Term Benchmark Borrowing, CDOR Rate Borrowing or AUD Screen Rate Borrowing. If no election as to the Type of Borrowing is specified (and the currency is not

(~~D~~E) Interest Period:[6] ____________________

(~~E~~F) Class of Borrowing[7]: ____________________

[(~~F~~G) Location and number of the Borrower's account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: ______________)]

The undersigned Borrower hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied [and that, after giving effect to the Borrowing requested hereby, the Total Revolving Credit Exposure shall not exceed the maximum amount thereof specified in Section 2.01 of the Credit Agreement][8].

Very truly yours,

[BORROWER],

By: ________________________________
Name:
Title:

---

specified or is specified as ~~dollars~~Dollars), then the requested Borrowing shall be an ABR Borrowing denominated ~~on dollars~~in Dollars.

[6] Applicable to ~~Eurodollar~~Term Benchmark Borrowings, CDOR Borrowings and AUD ~~Screen~~ Rate Borrowings only. Shall be subject to the definition of "Interest Period" and can be a period of one, two (other than in the case of US Dollars), three or six months ~~(or, with the consent of each Lender, twelve months)~~. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then ~~Lippert~~the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

[7] Specify Revolving Borrowing or Term Loan Borrowing.

[8] To be included for any Revolving Borrowing.

744627140

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
10 S. Dearborn St. L2
Chicago, IL 60603
Telephone: [ ]
Email: [ ]
Fax: [ ]

Attention: [ ]

Copy to:

JPMorgan Chase Bank, N.A.,
as Administrative Agent
[ADDRESS]

Attention: [ ]

[Date]
Ladies and Gentlemen:

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of December 14, 2018 (as amended, supplemented or otherwise modified from time to time, the "***Credit Agreement***"), among LCI Industries, a Delaware corporation, Lippert Components, Inc., a Delaware corporation, each Foreign Borrower from time to time party thereto, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes an Interest Election Request and [Name of Borrower] hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection [Name of Borrower] specifies the following information with respect to such conversion requested hereby:

(A) List date, Class, principal amount, currency and Interest Period (if applicable) of existing Borrowing: ___________

(B) Aggregate principal amount of resulting Borrowing: $________________

(C) Effective date of interest election (which is a Business Day):_______________

744627140

(D) Type of Borrowing:[9] ________________________________

(E) Interest Period and last day thereof (if a ~~Eurocurrency~~Term Benchmark Borrowing):[10] ____________________

Very truly yours,

[BORROWER],

By: ________________________________
Name:
Title:

[9]Specify ABR Borrowing, ~~Eurodollar~~RFR Borrowing, Term Benchmark Borrowing, CDOR Rate Borrowing or AUD ~~Screen~~ Rate Borrowing.

[10]Applicable to ~~Eurodollar~~Term Benchmark Borrowings, CDOR Rate Borrowings and AUD Screen Rate Borrowings only. Shall be subject to the definition of "Interest Period" and can be a period of one, two (other than in the case of US Dollars), three or six months. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

744627140

Document comparison by Workshare 9.5 on Monday, December 6, 2021 11:14:29 PM

| Input: | |
|---|---|
| Document 1 ID | interwovenSite://AMEDMS/AMECURRENT/744627140/1 |
| Description | #744627140v1<AMECURRENT> - LCI/JPM: "Amended" Credit Agreement (4th Amendment) |
| Document 2 ID | interwovenSite://AMEDMS/AMECURRENT/744627140/7 |
| Description | #744627140v7<AMECURRENT> - LCI/JPM: Amended Credit Agreement (4th Amendment) (MB Draft 12/02/2021) |
| Rendering set | Standard |

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